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                                                                    EXHIBIT 10-D

                               TRUSERV CORPORATION

                     SAVINGS AND COMPENSATION DEFERRAL PLAN

                             As Amended and Restated

                              as of January 1, 1998

                   Including amendments through December 2002
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                               TRUSERV CORPORATION
                     SAVINGS AND COMPENSATION DEFERRAL PLAN
                (AS AMENDED & RESTATED EFFECTIVE JANUARY 1, 1998)
                                TABLE OF CONTENTS

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Article 1.  Definitions ..............................................................       1

Article 2.  Participation and Entry Date .............................................      15

     2.01     Eligibility for Income Deferral Contributions ..........................      15

     2.02     Participation ..........................................................      15

     2.03     Eligibility upon Reemployment ..........................................      16

     2.04     Transferred Participants ...............................................      16

Article 3.  Income Deferral Contributions ............................................      16

     3.01     Income Deferral Contributions ..........................................      16

     3.02     Matching Contributions .................................................      18

     3.03     Rollover Contributions .................................................      19

     3.04     Change in Contributions ................................................      20

     3.05     Suspension of Contributions ............................................      20

     3.06     Actual Deferral Percentage Test ........................................      21

     3.07     Contribution Percentage Test ...........................................      23

     3.08     Aggregate Contribution Limitation ......................................      25

     3.09     Additional Discrimination Testing Provisions ...........................      25

     3.10     Annual Additions Limitations ...........................................      27

     3.11     Contributions Not Contingent Upon Profits ..............................      32

     3.12     Contributions During Period of Military Leave ..........................      32

     3.13     Refund of Contributions ................................................      33

Article 4.  Accounts and Investment Funds ............................................      34

     4.01     Accounts ...............................................................      34

     4.02     Investment Funds and Participant Directions ............................      35

     4.03     Crediting of Investment Results ........................................      37

     4.04     Annual Statements ......................................................      38

     4.05     Merger of Cotter Plan and SERVISTAR Plan Accounts ......................      38

Article 5.  Vesting of Accounts ......................................................      39

     5.01     All Accounts Except Matching Account ...................................      39
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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     5.02     Company Matching Account ...............................................      39

     5.03     Allocation of Forfeitures ..............................................      41

     5.04     Restoration of Forfeited Accrued Benefit ...............................      41

Article 6.   Payment of Benefits .....................................................      42

     6.01     Time of Payment of Accrued Benefit .....................................      42

     6.02     Age 70 1/2Distribution .................................................      43

     6.03     Small Benefits .........................................................      43

     6.04     Method of Payment of Accrued Benefit ...................................      44

     6.05     Status of Accounts Pending Distribution ................................      49

     6.06     Proof of Death and Right of Beneficiary or Other Person ................      50

     6.07     Direct Rollover of Certain Distributions ...............................      50

Article 7.  Withdrawals and Loans ....................................................      51

     7.01     Savings Account Withdrawals ............................................      51

     7.02     Deferral Account Withdrawals After Age 59 1/2 ..........................      51

     7.03     Deferral Account Withdrawals ...........................................      51

     7.04     Withdrawal Procedures ..................................................      53

     7.05     Loans to Participants ..................................................      54

     7.06     Missing Participants and Beneficiaries .................................      57

Article 8.  Administration of the Plan ...............................................      58

      8.01    Committee ..............................................................      58

      8.02    Meeting, Majority Rule .................................................      59

      8.03    Responsibility for Administration of the Plan ..........................      60

      8.04    Compensation and Expenses ..............................................      62

      8.05    Limitation of Liability ................................................      62

      8.06    Indemnification ........................................................      62

      8.07    Prudent Conduct ........................................................      63

      8.08    Service in More Than One Fiduciary Capacity ............................      63

      8.09    Written Elections ......................................................      64

      8.10    Claims Procedure .......................................................      64

Article 9.  Management of Funds ......................................................      66
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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     9.01     Trust Agreement ........................................................      66

     9.02     Exclusive Benefit Rule .................................................      66

     9.03     Appointment of Investment Manager ......................................      66

Article 10.  Amendment, Termination, Mergers and Consolidations of the Plan ..........      67

     10.01    Plan Amendment .........................................................      67

     10.02    Plan Termination .......................................................      67

     10.03    Mergers and Consolidations of Plans ....................................      69

     10.04    Distribution of Accounts Upon a Sale of Assets or a Sale of a Subsidiary      69

     10.05    Reorganizations ........................................................      70

Article 11.  General Provisions ......................................................      70

     11.01    Applicable Law .........................................................      70

     11.02    Nonalienation ..........................................................      71

     11.03    Severability of Provisions .............................................      72

     11.04    Facility of Payment ....................................................      72

     11.05    Gender and Number ......................................................      72

     11.06    Conditions of Employment Not Affected by Plan ..........................      72

     11.07    Erroneous Allocations ..................................................      73

     11.08    Additional Participating Employers .....................................      73

Article 12.  Top-Heavy Provisions ....................................................      74

     12.01    Top-Heaviness Defined ..................................................      74

     12.02    Company Contributions ..................................................      78

     12.03    Impact on Maximum Benefits .............................................      79

SUPPLEMENT A .........................................................................      80
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ARTICLE 1. DEFINITIONS

1.01 Account means the entire interest of a Participant in the Trust Fund as of the date of reference. A Participant's Account shall consist of his Deferral Account, Profit Sharing Account, Matching Account, Savings Account, Pension Account and Rollover Account and, if applicable, his loan fund under Section 7.03.

1.02 Accrued Benefit means the amount standing in a Participant's Account as of any date, derived from both Company contributions and Associate contributions, if any.

1.03 Actual Deferral Percentage means, with respect to a specified group of Associates, the average of the ratios, calculated separately for each Associate in that group, of (a) the amount of Income Deferral Contributions made pursuant to Article 3. hereof for a Plan Year (including Income Deferral Contributions returned to a Highly Compensated Employee under Section 3.01(c) and Income Deferral Contributions returned to any Associate pursuant to Section 3.01(d), to (b) the Associates' Compensation for that entire Plan Year, provided that, upon direction of the Committee, Compensation for a Plan Year shall only be counted if received during the period an Associate is, or is eligible to become, a Participant. The Actual Deferral Percentage for each group and the ratio determined for each Associate in the group shall be calculated to the nearest one one-hundredth of one percent. For purposes of determining the Actual Deferral Percentage for a Plan Year, Income Deferral Contributions may be taken into account for a Plan Year only if they:

      (a) relate to compensation that either would have been received by the Associate in the Plan Year but for the deferral election, or are attributable to services performed by the Associate in the Plan Year and would have been received by the Associate within 2 1/2 months after the close of the Plan Year but for the deferral election,
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      (b)   are allocated to the Associate as of a date within that Plan Year and the allocation is not contingent on the participation or performance of service after such date, and

      (c) are actually paid to the Trustee no later than 12 months after the end of the Plan Year to which the contributions relate.

1.04 Adjustment Factor means the cost of living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code for calendar years beginning on or after January 1, 1988, and applied to such items and in such manner as the Secretary shall provide.

1.05 Affiliated Company means any company not participating in the Plan which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which also includes as a member TruServ Corporation, any trade or business under common control (as defined in Section 414(c) of the Code) with TruServ Corporation, a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes TruServ Corporation, or any other entity required to be aggregated with TruServ Corporation pursuant to Regulations under Section 414(o) of the Code, except that with respect to Section 3.10 and the definition of "leased employee" in Section 1.09 "more than 50%" shall be substituted for "at least 80%" where it appears in Section 1563(a)(1) of the Code.

1.06  Anniversary Date means the last day in each Plan Year.

1.07 Annual Dollar Limit means $150,000 commencing with the 1994 Plan Year. The Annual Dollar Limit shall be adjusted in accordance with Section 401(a)(17)(B) of the Code.


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1.08  Annuity Starting Date means the first day of the first period for which an amount is paid as an annuity or any other form following a Participant's retirement or other termination of employment.

1.09 Associate means any person employed by the Company who receives stated compensation other than a pension, severance pay, retainer or fee under contract and is a member of a group of Associates to whom the Plan has been and continues to be extended by the Company. Any person considered to be an independent contractor or consultant by the Company shall be excluded from the definition of Associate, regardless of such person's classification by the Internal Revenue Service for tax withholding purposes. Associate shall not include any "leased employee" and any person who is included in a unit of Associates covered by a collective bargaining agreement which does not provide for his participation in the Plan. The term "leased employee" means any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient. Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.

      A leased employee shall not be considered an employee of the recipient if:
      (i) such employee is covered by a money purchase pension plan providing:
      (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under Section 125,

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      Section 402(e)(3), Section 402(h)(1)(B) or Section 403(b) of the Code; (2)
      immediate participation; and (3) full and immediate vesting; and (ii) leased employees do not constitute more than 20 percent of the recipient's nonhighly compensated work force. In the case of any person who is a leased employee immediately before or after a period of service as an Associate, the entire period during which he has performed services for the Company or an Affiliated Company as a leased employee shall be counted as service as an Associate for all purposes of the Plan, except that he shall not, by reason of that status, become a Participant of the Plan.

1.10 Beneficiary means any person, persons or entity named by a Participant by written designation filed with the Committee to receive benefits payable in the event of the Participant's death. However, if the Participant is married, his spouse shall be deemed to be the Beneficiary unless another Beneficiary has been named by a written designation filed with the Committee which has been signed by the Participant with Spousal Consent. If no such designation is in effect at the time of death of the Participant, or if no person, persons or entity so designated shall survive the Participant, the Participant's surviving spouse, if any, shall be deemed to be the Beneficiary; otherwise the Beneficiary(ies) shall be, at the Committee's discretion, any relative by blood, adoption or marriage in such proportion as the Committee determines or the estate of the last to die of the Participant or his designated Beneficiary.

1.11  Board of Directors means the Board of Directors of the Company.

1.12 Break in Service means an event affecting forfeitures, which shall occur as of the Participant's Severance Date if he is not reemployed by the Company or an Affiliated Company within one year after a Severance Date. However, if an Associate is absent from

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      work immediately following his active employment, irrespective of whether the Associate's employment is terminated, because of the Associate's pregnancy, the birth of the Associate's child, the placement of a child with the Associate in connection with the adoption of that child by the Associate or for purposes of caring for that child for a period beginning immediately following that birth or placement and that absence from work began on or after the first day of the Plan Year which began in 1985, a Break in Service shall occur only if the Participant does not return to work within two years of his Severance Date. A Break in Service shall not occur during an approved leave of absence which is included in the Associate's Service pursuant to Section 1.44.

1.13 Coast Plan means the SERVISTAR/Coast to Coast Profit Sharing and Savings Plan sponsored by the SERVISTAR/Coast to Coast Corporation, which was merged into the SERVISTAR plan as of August 1, 1996.

1.14  Code means the Internal Revenue Code of 1986, as amended.

1.15  Committee means the committee named as such pursuant to the provisions of
      Article 8.

1.16 Company means TruServ Corporation and any successor entity thereto which adopts this Plan. Cotter & Company and SERVISTAR COAST TO COAST Corporation merged on July 1, 1997 and became TruServ Corporation.

1.17 Compensation means the total remuneration actually paid to the Participant by the Company during the Plan Year to which reference is made, determined prior to any pre-tax contributions under a "qualified cash or deferred arrangement" (as defined under Section 401(k) of the Code and its applicable regulations), under a "cafeteria plan" (as defined under

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      Section 125 of the Code and its applicable regulations) or, effective
      January 1, 2000, that is a "qualified transportation fringe benefit" (as defined under Section 132(f) of the Code). Compensation shall include basic salary or wages (including commissions, bonuses (other than sign-on bonuses)), and all other direct current remuneration, such as vacation, holiday and sick pay, but shall not include severance pay, moving or relocation allowances or bonuses, tuition reimbursements, automobile or travel allowances or bonuses, or long-term disability pay paid during the period the Participant is an active Participant, Company Contributions to Social Security, contributions to this or any other deferred profit sharing or retirement plan or program, stock options, or the value of any other fringe benefits provided at the expense of the Company and not specifically included herein. However, Compensation shall not exceed the Annual Dollar Limit, provided that such Annual Dollar Limit shall not be applied in determining Highly Compensated Employees under Section 1.27.

1.18 Contribution Percentage means, with respect to a specified group of Associates, the average of the ratios, calculated separately for each Associate in that group, of (a) the amount of Participant's Matching Contributions (excluding any Matching Contributions forfeited under the provisions of Sections 3.01 and 3.06), to (b) the Associate's Compensation for that Plan Year, provided that upon direction of the Committee, Compensation for a Plan Year shall only be counted if received during the period an Associate is, or is eligible to become, a Participant. The Contribution Percentage for each group and the ratio determined for each Associate in the group shall be calculated to the nearest one one-hundredth of one percent.

1.19 Cotter Plan means the Cotter & Company Employees' Savings and Compensation Deferral Plan, originally effective January 1, 1976, which was merged with the SERVISTAR Plan effective January 1, 1998 to create this Plan.

1.20 Date of Employment means the first date on which an Associate completes an Hour of Service as an Associate, provided that in the case of a Break in Service the "Date of Employment" shall be the first date thereafter on which he completes an Hour of Service.

1.21 Deferral Account means so much of the Participant's Account as is attributable to a Participant's Income Deferral Contributions, adjusted as provided herein for investment income, gain or loss and expenses. The Deferral Account shall hold:

      (a)   the Participant's "Deferral Account" under the Cotter Plan,

      (b) the Participant's "Pre-Tax Account" under the SERVISTAR Plan (known as the "Savings Plus Account" prior to July 1, 1996), which also includes

      (c) the Participant's Coast Plan "Pre-Tax Account" merged into the SERVISTAR Plan as of August 1, 1996.

1.22 Disability means total and permanent physical or mental disability, as evidenced by:

      (a)   receipt of Social Security disability pension, or

      (b) receipt of disability payments under the Company's long-term disability program.

1.23 Earnings means the amount of earnings to be returned with any excess deferrals, excess contributions or excess aggregate contributions under
      Section 3.01, 3.06, 3.07 or 3.08 for a Plan Year, determined as of the last day of such Plan Year under the Plan's method of allocating income to Participants' Accounts pursuant to Section 4.03.


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

1.24 Effective Date means January 1, 1998 for this amended and restated Plan. Notwithstanding this Effective Date, the provisions described in Supplement A of this Plan shall have effective dates which are prior to January 1, 1998 as set forth in Supplement A.

1.25 Entry Date means any day of the Plan Year following an Associate's completion of one year of Service.

1.26 ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.27 Highly Compensated Employee means any Associate of the Company or an Affiliated Company (whether or not eligible for membership in the Plan) who:

      (a) was a 5% owner of the Company (as defined in Section 416(i) of the Code) for such Plan Year or the prior Plan Year, or

      (b) for the preceding Plan Year received Compensation in excess of $80,000 commencing with the 1997 Plan Year.

      The $80,000 amount referenced above is adjusted at the same time and in the same manner as under Section 415(d) of the Code, except that the base period is the calendar quarter ending September 30, 1996. A highly compensated former employee is based on the rules applicable to determining highly compensated employee status as in effect for that determination year, in accordance with Section 1.414(q)-1T, A-4 of the temporary Treasury Regulations and Internal Revenue Service Notice 97-45.

      The Company's preceding Plan Year election as described above, shall be used consistently in determining Highly Compensated Employees for determination years of all Associate


                                       8
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      benefit plans of the Company and any Affiliated Company for which Section
      414(q) of the Code applies (other than a multiemployer plan) that begin with or within the same calendar year, until such election is changed by Plan amendment in accordance with Internal Revenue Service requirements. Notwithstanding the foregoing, the consistency provision in the preceding sentence shall not apply for the Plan Year beginning in 1997, and for Plan Years beginning in 1998 and 1999, shall apply only with respect to all qualified retirement plans (other than a multiemployer plan) of the Company and any Affiliated Company.

      Notwithstanding the foregoing, Associates who are nonresident aliens and who receive no earned income from the Company or an Affiliated Company which constitutes income from sources within the United States shall be disregarded for all purposes of this Section.

      The provisions of this Section shall be further subject to such additional requirements as shall be described in Section 414(q) of the Code and its applicable regulations, which shall override any aspects of this Section inconsistent therewith.

1.28 Hour of Service means each hour for which an Associate is directly or indirectly paid, or entitled to payment, by the Company or an Affiliated Company for the performance of duties.

1.29  Income Deferral Contributions means amounts contributed pursuant to
      Section 3.01.

1.30 Investment Fund means any one of or all of the investment funds available to a Participant as provided in Section 4.02.

1.31 Matching Account means so much of a Participant's Account as is attributable to the Company's Matching Contributions, adjusted as provided herein for investment income, gain


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      or loss and expenses. The Matching Account shall also hold the
      Participant's match account under any plan merged, either directly or indirectly, into this Plan.

1.32 Matching Contributions means amounts contributed by the Company pursuant of Section 3.02.

1.33 Nonhighly Compensated Employees means for any Plan Year an Associate of the Company or an Affiliated Company who is not a Highly Compensated Employee for that Plan Year.

1.34  Normal Retirement Age means attainment of age 65.

1.35 Participant means any person who is an Associate and who has been admitted to participation in this Plan pursuant to the eligibility provisions of
      Article 2. A Participant ceases to be a Participant when all assets in his Account to which he is entitled under the Plan have been distributed in accordance with the Plan.

1.36 Pension Account means so much of the Participant's Account which was credited the "Participant's Pension Account" under the Coast Plan which had been transferred into the SERVISTAR Plan on behalf of the Participant from the Coast America Retirement Savings Plan, adjusted as provided herein for investment income, gain or loss and expenses.

1.37 Plan means the TruServ Corporation Savings and Compensation Deferral Plan as set forth herein, and as the same may from time to time hereafter be amended. This Plan was created by merger of the Cotter & Company Employees' Savings and Compensation Deferral Plan and the SERVISTAR COAST TO COAST Corporation Supplemental Retirement Plan, effective January 1, 1998.


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

1.38  Plan Year means the twelve-month period commencing each January 1.

1.39 Profit Sharing Account means so much of a Participant's Account as is attributable to the SERVISTAR Plan "Profit Sharing Account" merged into this Plan as of January 1, 1998, adjusted as provided herein for investment income, gain or loss and expenses. This SERVISTAR Plan "Profit Sharing Account" was called the "Company Contribution Account" prior to July 1, 1996. The "Profit Sharing Account" shall also hold the Participant's Coast Plan "Retirement Account" merged into the SERVISTAR Plan as of August 1, 1996.

1.40 Qualified Joint and Survivor Annuity means an annuity payable for the life of a Participant, and, after the Participant's death, an annuity payable to his spouse for life at the rate of not less than 50% nor more than 100% of the amount payable to the Participant.

1.41 Rollover Account means so much of the Participant's Account into which shall be credited the Rollover Contributions made by a Participant as set forth in Section 3.03, adjusted as provided herein for investment income, gain or loss and expenses. This Rollover Account shall also hold the Participant's Cotter Plan "Rollover Account" and SERVISTAR Plan "Rollover Account" (which includes the Coast Plan "Rollover Account" merged as of August 1, 1996) merged into this Plan as of January 1, 1998.

1.42  Rollover Contributions means amounts contributed pursuant to Section 3.03.

1.43 Savings Account means so much of a Participant's Account as is attributable to a Participant's after-tax contributions under the Cotter Plan or the SERVISTAR Plan or any other plan previously merged into them, adjusted as provided herein for investment income, gain or loss and expenses. This Savings Account was called the Employee Contribution Account prior to July 1, 1986. The Savings Account shall hold the Participant's Coast Plan "Employee Thrift Account" merged into this Plan as of August 1, 1996.

1.44 Service means, with respect to any Associate, his period of employment with the Company or an Affiliated Company, whether or not as an Associate, beginning on the date he first completes an Hour of Service (or the date he first completes an Hour of Service upon reemployment after a Break in Service) and ending on his Severance Date, provided that:

      (a) if his employment terminates and he is reemployed within one year of the earlier of:

            (i)   his date of termination, or

            (ii) the first day of an absence from service immediately preceding his date of termination,

            the period between his Severance Date and his date of reemployment shall be included in his Service;

      (b) to the extent provided by the Company in a written agreement, an Associate's service with any predecessor to the Company will be considered as employment by the Company, thus, Service shall include an Associate's continuous employment with Cotter & Company under the provisions of the Cotter Plan, "Years of Service" with the SERVISTAR Corporation under the provisions of the SERVISTAR Plan, and continuous service with the Coast-to-Coast Corporation prior to its acquisition by the SERVISTAR Corporation, as recognized under the provisions of the Coast-to-Coast Corporation qualified retirement plan;

      (c) if he is on a leave of absence, any portion of that period of leave which is not otherwise included in his Service shall be included in his Service. A leave of absence means any of the following:

            (i) Absence on leave granted by the Company or an Affiliated Company for any cause for the period stated in such leave and any extension that the Company or an Affiliated Company may grant in writing. For the purpose of this subsection, the Company or an Affiliated Company shall give uniform treatment to all Associates in similar circumstances;

            (ii) Absence in any circumstances so long as the Associate continues to receive his regular pay from the Company or an Affiliated Company; or

            (iii) Absence by reason of vacation, holidays, illness, disability, maternity or jury duty.

            When a leave of absence ceases and the Associate does not return to Service, the last day of the leave shall be deemed a Severance Date unless his Service actually terminated prior to the expiration of the leave.

      (d) if a former Associate who is not vested with respect to any portion of his Deferral Account or Matching Account is reemployed by the Company or an Affiliated Company after he has incurred five consecutive one-year Breaks in Service, his period of Service prior to such five consecutive one-year Breaks in Service shall be disregarded for purposes of determining the vested portion of his Matching Account upon his reemployment if the consecutive number of his one-year Breaks in Service equal or exceed his years of Service. In no event shall a period of Service after an Associate has incurred five consecutive one-year Breaks in Service be taken into account in determining the vested portion of his Matching Account attributable to Service prior to such five year Break in Service.

1.45 SERVISTAR Plan means the SERVISTAR COAST TO COAST Corporation Supplemental Retirement Plan, originally effective July 1, 1964, which was merged with the Cotter Plan effective January 1, 1998 to create this Plan.

1.46  Severance Date means the earlier of:

      (a)   the date an Associate quits, retires, is discharged or dies, or

      (b) the first anniversary of the date on which an Associate is first absent from service, with or without pay, for any reason such as vacation, sickness, disability, layoff or leave of absence.

1.47 Spousal Consent means the written consent of a Participant's spouse to the Participant's election of a specified form of benefit or designation of a specified Beneficiary. The specified form or specified Beneficiary shall not be changed unless further Spousal Consent is given. Spousal Consent shall be duly witnessed by a Plan representative or notary public and shall acknowledge the effect on the spouse of the Participant election. The requirement for Spousal Consent may be waived by the Committee in the event that the Participant establishes to its satisfaction that he has no spouse, that such spouse cannot be located, or under such other circumstances as may be permitted under applicable Treasury Department regulations. Spousal Consent shall be applicable only to the particular spouse who provides such consent.

1.48 Trust Fund means such money or property as shall from time to time be paid to the Trustee under this Plan, and such earnings, profits, increments, additions and appreciation thereto, decreased by losses, depreciation, benefits paid and expenses incurred in the administration of the Plan and Trust.

1.49 Trustee means the party or parties so designated pursuant to a trust agreement by the Company for this Plan and any duly appointed successor Trustee or Trustees acting hereunder.

1.50  Valuation Date means any business day of the Plan Year.

ARTICLE 2. PARTICIPATION AND ENTRY DATE

2.01  ELIGIBILITY FOR INCOME DEFERRAL CONTRIBUTIONS

      Any Participant in the Cotter Plan or SERVISTAR Plan on December 31, 1997 shall be a Participant in this Plan on January 1, 1998 based on his contribution election in effect in each respective plan on December 31, 1997. Any Associate who was eligible to participate on December 31, 1997 shall be eligible to become a Participant on January 1, 1998 provided he is then still an Associate. Each other Associate shall be eligible to make Income Deferral Contributions on any Entry Date coinciding with or immediately following the date he completes one year of Service. Any former Associate of Advocate Services, Inc. who becomes an Associate on or after January 1, 1998, shall be eligible to become a Participant when he becomes an Associate.

2.02  PARTICIPATION

      An eligible Associate shall become a Participant for purposes of Section
      2.01 on the first Entry Date coinciding with or immediately following the date he completes one year of Service, provided he has completed the enrollment procedures established by the Committee for:

      (a)   making an election for Income Deferral Contributions under Section
            3.01;

      (b)   authorizing the Company to reduce his Compensation;

      (c)   making an investment election; and

      (d)   designating a Beneficiary.

2.03  ELIGIBILITY UPON REEMPLOYMENT

      Any Associate whose employment terminates and who is subsequently reemployed shall become a Participant in accordance with Section 2.01. Upon reemployment, the eligible Associate must complete the enrollment procedures under Section 2.02.

2.04  TRANSFERRED PARTICIPANTS

      A Participant who remains in the employ of the Company or an Affiliated Company but ceases to be an Associate (e.g., the Associate enters a nonparticipating collective bargaining unit) shall continue to be a Participant of the Plan but shall not be eligible to receive allocations of Income Deferral Contributions or Matching Contributions while his employment status is other than as an Associate.

ARTICLE 3. INCOME DEFERRAL CONTRIBUTIONS

3.01  INCOME DEFERRAL CONTRIBUTIONS

      (a) A Participant may elect on his application filed under Section 2.02 hereof to reduce his Compensation payable while a Participant by not less than 1% and not more than 15%, in multiples of 1% as elected by the Participant, and have that amount contributed to the Plan by the Company in a manner to be determined by the Committee. The Income Deferral Contributions shall be paid to the Trustee as of the earliest date on which such contributions can reasonably be segregated from the Company's general assets, but no later than the 15th day of the month following the month in which the Income Deferral Contributions were made and shall be credited to the Participant's Deferral Account. A Participant shall be 100% vested at all times in his Deferral Account. Income Deferral Contributions shall be further limited as provided below and in Sections 3.01(b),
            3.06 and 3.10.

      (b) In no event shall the Participant's Income Deferral Contributions and similar contributions made on his behalf by the Company or an Affiliated Company to all plans, contracts or arrangements subject to the provisions of Section 401(a)(30) of the Code in any calendar year exceed $9,500, as adjusted from time to time for the cost-of-living pursuant to Section 402(g) of the Code. If a Participant's Income Deferral Contributions in a calendar year reach that dollar limitation, his election of Income Deferral Contributions for the remainder of the calendar year will be canceled. As of the first pay period of the following calendar year, the Participant's election of Income Deferral Contributions shall again become effective in accordance with his previous election, unless the Participant elects otherwise.

      (c) In the event that the sum of the Income Deferral Contributions and similar contributions to any other qualified defined contribution plan maintained by the Company or an Affiliated Company exceeds the dollar limitation in subsection (b) above for any calendar year, the Participant shall be deemed to have elected a return of Income Deferral Contributions in excess of such limit ("excess deferrals") from this Plan. The excess deferrals, together with Earnings, shall be returned to the Participant no later than the April 15 following the end of the calendar year in which the excess deferrals were made. The amount of excess deferrals to be returned for any calendar year shall be reduced by any Income Deferral Contributions previously returned to the Participant under Section 3.06 for that calendar year. In the event any Income Deferral Contributions returned under this paragraph (b) were matched by Matching Contributions under Section 3.02, those Matching Contributions, together with Earnings, shall be forfeited and used to reduce Company contributions.

      (d) If a Participant makes tax-deferred contributions under another qualified defined contribution plan for any calendar year and those contributions when added to his Income Deferral Contributions under this Plan exceed the dollar limitation under subsection (b) above for that calendar year, the Participant may allocate all or a portion of such excess deferrals to this Plan. In that event, the excess deferrals, with Earnings thereon, as allocated shall be returned to the Participant no later than the April 15 following the end of the calendar year in which the excess deferrals were made. However, the Plan shall not be required to return excess deferrals unless the Participant notifies the Committee, in writing, by March 1 of that following calendar year of the amount of the excess deferrals allocated to this Plan. The amount of excess deferrals to be returned for any calendar year shall be reduced by any Income Deferral Contributions previously returned to the Participant under Section 3.06 for that calendar year. In the event any Income Deferral Contributions returned under this paragraph (d) were matched by Matching Contributions under
            Section 3.02, those Matching Contributions, together with Earnings, shall be forfeited and used to reduce Company contributions.

3.02  MATCHING CONTRIBUTIONS

      Effective as of the first payroll period ending after July 1, 2000 (a) the Company may thereafter authorize Matching Contributions on behalf of each Participant who elects to make Income Deferral Contributions in an amount equal to a percentage of such Income Deferral Contributions with such maximum percentage amount as determined from time to time by the Company in its sole discretion; (b) any such Matching Contributions shall be allocated on an annual basis only to the accounts of Participants who are actively employed by the Company as of the Anniversary Date, who are on authorized medical leave of absence as of the Anniversary Date, or whose employment has terminated during the Plan Year after attainment of Normal Retirement Age, as a result of involuntary termination by the Company, or as a result of death or Disability; and (c) the Company reserves the right not to make any Matching Contributions for any reason it deems appropriate. The Matching Contributions are made expressly conditional on the Plan satisfying the provisions of Sections 3.01, 3.06, 3.07 and 3.08. If any portion of the Income Deferral Contributions to which the Matching Contribution relates is returned to the Participant under Sections 3.01, 3.06 and 3.08, the corresponding Matching Contribution shall be forfeited and if any amount of the Matching Contribution is deemed an excess aggregate contribution under Section 3.07, such amount shall be forfeited in accordance with the provisions of that Section.

      For contributions made prior to July 1, 2000 the Company shall contribute on behalf of each Participant who elects to make Income Deferral Contributions an amount equal to 100% of the first 3% plus 50% of the next 3% of Compensation which is contributed as Income Deferral Contributions on behalf of or by the Participant to the Plan during each payroll period. In no event, however, shall the Matching Contributions pursuant to this Section exceed 4.5% of the Participant's Compensation while a Participant with respect to a particular Plan Year.

3.03  ROLLOVER CONTRIBUTIONS

      (a) With the permission of the Committee and without regard to any limitations on contributions set forth in Article 3, the Plan may receive from a Participant, or an Associate who has not yet met the eligibility requirements for membership, in cash, any amount previously received (or deemed to be received) by him from a qualified plan. The Plan may receive such amount either directly from the Participant or Associate or from an individual retirement account or from a qualified plan in the form of a direct rollover. Notwithstanding the foregoing, the Plan shall not accept any amount unless such amount is eligible to be rolled over to a qualified trust in accordance with applicable law and the Participant provides evidence satisfactory to the Committee that such amount qualifies for rollover treatment. Unless received by the Plan in the form of a direct rollover, the Rollover Contribution must be paid to the

            Trustee on or before the 60th day after the day it was received by the Participant. No "rollover amount" will be accepted, directly or indirectly, from an individual retirement account to which the Associate contributed on his own behalf or which consists, in whole or in part, of insurance contracts.

      (b) The Trustee shall establish a Rollover Account on whose behalf such "rollover amount" was received.

      (c) All "rollover amounts" shall be fully vested in the Associate on whose behalf they are established.

      (d) The assets held on behalf of any Associate in a rollover account shall be aggregated with any other vested interest he may have in this Plan for the purpose of distribution and shall be distributed at the same time and by the same method as the remainder of his vested interest in this Plan.

3.04  CHANGE IN CONTRIBUTIONS

      The percentages of Compensation designated by a Participant under Section
      3.01 shall automatically apply to increases and decreases in his Compensation. Subject to the provisions of Section 3.01, a Participant may change the percentage of his authorized payroll deduction or reduction at any time. The changed percentage shall become effective as soon as administratively feasible following receipt of notice by the Committee, according to rules established by the Committee.

3.05  SUSPENSION OF CONTRIBUTIONS

      A Participant may suspend his contributions under Section 3.01 and/or revoke his election under Section 3.01 at any time by giving notice to the Committee. The suspension or revocation shall become effective as soon as administratively feasible following receipt of notice by the Committee or its delegate, according to rules established by the Committee. A

      Participant who has suspended and/or revoked his contributions under
      Section 3.01 may apply to the Committee to have them resumed and to have his Compensation reduced in accordance with Section 3.01 as soon as administratively feasible following receipt of notice by the Committee or its delegate, according to rules established by the Committee.

3.06  ACTUAL DEFERRAL PERCENTAGE TEST

      With respect to each Plan Year commencing on or after January 1, 1997, the Actual Deferral Percentage for that Plan Year for Highly Compensated Employees who are Participants or eligible to become Participants for that Plan Year shall not exceed the Actual Deferral Percentage for the preceding Plan Year for all Nonhighly Compensated Employees for the preceding Plan Year who were Participants or eligible to become Participants during the preceding Plan Year multiplied by 1.25. If the Actual Deferral Percentage for such Highly Compensated Employees does not meet the foregoing test, the Actual Deferral Percentage for such Highly Compensated Employees for that Plan Year may not exceed the Actual Deferral Percentage for the preceding Plan Year for all Nonhighly Compensated Employees for the preceding Plan Year who were Participants or eligible to become Participants during the preceding Plan Year by more than two percentage points, and such Actual Deferral Percentage for such Highly Compensated Employees for the Plan Year may not be more than 2.0 times the Actual Deferral Percentage for the preceding Plan Year for all Nonhighly Compensated Employees for the preceding Plan Year who were Participants or eligible to become Participants during the preceding Plan Year (or such lesser amount as the Committee shall determine to satisfy the provisions of Section 3.08). Notwithstanding the foregoing, the Company may elect to use the Actual Deferral Percentage for Nonhighly Compensated Employees for the Plan Year being tested rather than the preceding Plan Year provided that such election must be evidenced by a Plan amendment and once made may not be changed except as provided by the Secretary of the Treasury.

      The Committee may implement rules limiting the Income Deferral Contributions which may be made on behalf of some or all Highly Compensated Employees so that this limitation is satisfied. If the Committee determines that the limitation under this Section has been exceeded in any Plan Year as a result of the level of Income Deferral Contributions made on behalf of some or all Highly Compensated Employees, the portion of such Income Deferral Contributions that cause the Plan to exceed such limitations ("excess contributions") shall be determined and distributed to such Highly Compensated Employees as follows:

      (a) The Income Deferral Contributions of the Highly Compensated Employee with the highest dollar amount of Income Deferral Contributions shall be reduced to the extent necessary so that the Plan does not exceed the limitations of this section or by the amount required to cause that Highly Compensated Employee's Income Deferral Contributions to equal the dollar amount of the Income Deferral Contributions of the Highly Compensated Employee with the next highest dollar amount of Income Deferral Contributions. This procedure is repeated until all excess contributions are allocated. The amount of excess contributions distributed to a Highly Compensated Employee, shall be distributed to him or her with Earnings thereon and in accordance with the provisions of paragraph
            (b).

      (b) The excess contributions, together with Earnings thereon, allocated to a Participant shall be paid to the Participant before the close of the Plan Year following the Plan Year in which the excess contributions were made, and to the extent practicable, within 2 1/2 months of the close of the Plan Year in which the excess contributions were made. However, any excess contributions for any Plan Year shall be reduced by any Income Deferral Contributions previously returned to the Participant under Section 3.01 for that Plan Year. In the event any Income Deferral Contributions returned under this Section were matched by Matching Contributions, such corresponding Matching Contributions, with Earnings thereon, shall be forfeited and used to reduce Company contributions.

3.07  CONTRIBUTION PERCENTAGE TEST

      With respect to each Plan Year commencing on or after January 1, 1997, the Contribution Percentage for that Plan Year for Highly Compensated Employees who are Participants or eligible to become Participants for that Plan Year shall not exceed the Contribution Percentage for the preceding Plan Year for all Nonhighly Compensated Employees for the preceding Plan Year who were Participants or eligible to become Participants during the preceding Plan Year multiplied by 1.25. If the Contribution Percentage for such Plan Year for such Highly Compensated Employees does not meet the foregoing test, the Contribution Percentage for such Highly Compensated Employees for the Plan Year may not exceed the Contribution Percentage for the preceding Plan Year for all Nonhighly Compensated Employees for the preceding Plan Year who were Participants or eligible to become Participants during the preceding Plan Year by more than two percentage points, and the Contribution Percentage for such Highly Compensated Employees for the Plan Year may not be more than 2.0 times the Contribution Percentage for the preceding Plan Year for all Nonhighly Compensated Employees for the preceding Plan Year who were Participants or eligible to become Participants during the preceding Plan Year (or such lesser amount as the Committee shall determine to satisfy the provisions of Section 3.08). Notwithstanding the foregoing, the Company may elect to use the Actual Contribution Percentage for Nonhighly Compensated Employees for the Plan Year being tested rather than the preceding Plan Year provided that such election must be evidenced by a Plan amendment and once made may not be changed except as provided by the Secretary of the Treasury.

      If the Committee determines that the limitation under this Section 3.07 has been exceeded in any Plan Year as a result of the level of Matching Contributions made on behalf of some or all Highly Compensated Employees, the portion of such contributions that causes the Plan to exceed such limitations ("excess aggregate contributions") shall be determined and distributed to such Highly Compensated Employees or forfeited as follows:

      (a) The Matching Contributions of the Highly Compensated Employee with the highest dollar amount of such contributions shall be reduced to the extent necessary so that the Plan does not exceed the limitations of this Section or by the amount required to cause that Highly Compensated Employee's Matching Contributions to equal the dollar amount of matching contributions of the Highly Compensated Employee with the next highest dollar amount of such Contributions. This procedure is repeated until all excess aggregate contributions are allocated. The amount of excess aggregate contributions allocated to each Highly Compensated Employee, together with Earnings thereon, shall be distributed or forfeited in accordance with the provisions of paragraph (b) below.

      (b) Excess aggregate contributions allocated to a Highly Compensated Employee under paragraph (a) above shall be distributed or forfeited as follows: so much of the Matching Contributions, together with Earnings, as shall be necessary to equal the balance of the excess aggregate contributions shall be reduced, with the vested Matching Contributions, together with applicable Earnings, being paid to the Participant and the Matching Contributions which are forfeitable under the Plan, together with applicable Earnings, being forfeited and applied to reduce Company contributions.

      (c) Any repayment or forfeiture of excess aggregate contributions shall be made before the close of the Plan Year following the Plan Year for which the excess aggregate contributions were made, and to the extent practicable, any repayment or forfeiture shall be made within 2 1/2 months of the close of the Plan Year in which the excess aggregate contributions were made.

3.08  AGGREGATE CONTRIBUTION LIMITATION

      Notwithstanding the provisions of Sections 3.06 and 3.07, in no event shall the sum of the Actual Deferral Percentage of the group of eligible Highly Compensated Employees and the Contribution Percentage of such group, after applying the provisions of Sections 3.06 and 3.07, exceed the "aggregate limit" as provided in Section 401(m)(9) of the Code and the regulations issued thereunder. In the event the aggregate limit is exceeded for any Plan Year, the Contribution Percentages of the Highly Compensated Employees shall be reduced to the extent necessary to satisfy the aggregate limit in accordance with the procedure set forth in Section 3.07.

3.09  ADDITIONAL DISCRIMINATION TESTING PROVISIONS

      (a) If any Highly Compensated Employee is a member of another qualified plan of the Company or an Affiliated Company, other than an employee stock ownership plan described in Section 4975(e)(7) of the Code or any other qualified plan which must be mandatorily disaggregated under Section 410(b) of the Code, under which deferred cash contributions or matching contributions are made on behalf of the Highly Compensated Employee or under which the Highly Compensated Employee makes after-tax contributions, the Committee shall implement rules, which shall be uniformly applicable to all Associates similarly situated, to take into account all such contributions for the Highly Compensated Employee under all such plans in applying the limitations of Sections 3.06, 3.07 and 3.08. If any other such qualified plan has a plan year other than the Plan Year defined in Section 1.38, the contributions to be taken into account in applying the limitations of Sections 3.06,
            3.07 and 3.08 will be those made in the plan years ending with or within the same calendar year.

      (b) In the event that this Plan is aggregated with one or more other plans to satisfy the requirements of Sections 401(a)(4) and 410(b) of the Code (other than for purposes of the average benefit percentage test) or if one or more other plans is aggregated with this Plan to satisfy the requirements of such sections of the Code, then the provisions of Sections 3.06, 3.07 and 3.08 shall be applied by determining the Actual Deferral Percentage and Contribution Percentage of Associates as if all such plans were a single plan. If this Plan is permissively aggregated with any other plan or plans for purposes of satisfying the provisions of Section 401(k)(3) of the Code, the aggregated plans must also satisfy the provisions of Sections 401(a)(4) and 410(b) of the Code as though they were a single plan. Plans may be aggregated under this paragraph (b) only if they have the same plan year.

      (c) The Company may elect to use Income Deferral Contributions to satisfy the tests described in Sections 3.07 and 3.08, provided that the test described in Section 3.06 is met prior to such election, and continues to be met following the Company's election to shift the application of those Income Deferral Contributions to Sections
            3.06 and 3.07.

      (d) The Company may authorize that special "qualified nonelective contributions" shall be made for a Plan Year, which shall be allocated in such amounts and to such Participants, who are Nonhighly Compensated Employees, as the Committee shall determine. The Committee shall establish such separate accounts as may be necessary. Qualified nonelective contributions shall be 100% nonforfeitable when made. Any qualified nonelective contributions made on or after January 1, 1989 and any earnings credited on any qualified nonelective contributions after such date shall only be available for withdrawal under the provisions of Section 7.03. Qualified nonelective contributions made for the Plan Year may be used to satisfy the tests described in Sections 3.06, 3.07 and 3.08, where necessary.

      (e) For Plan Years commencing on and after January 1, 1999, if the Company elects to apply the provisions of Section 410(b)(4)(B) to satisfy the requirements of Section 401(k)(3)(A)(i) of the Code, the Company may apply the provisions of Sections 3.06, 3.07 and 3.08 by excluding from consideration all eligible Associates (other than Highly Compensated Employees) who have not met the minimum age and service requirements of Section 410(a)(1)(A) of the Code.

3.10  ANNUAL ADDITIONS LIMITATIONS

      (a) Notwithstanding the provisions of Sections 3.01 or 3.02, in no event shall the "annual addition" to a Participant's Account for any Plan Year (which shall be the "limitation year"), when added to the Participant's "annual addition" for that Plan Year under any other qualified defined contribution plan of the Company and an Affiliated Company, exceed the lesser of $30,000 (as revised for the Adjustment Factor) or 25% of such Participant's aggregate remuneration for that Plan Year as defined hereinafter.

      (b) For purposes of this Section, the "annual addition" to a Participant's Account under this Plan or any other qualified defined contribution plan maintained by the Company or an Affiliated Company shall be the sum of:

            (i) the total of contributions, including Income Deferral Contributions made on the Participant's behalf, by the Company and any Affiliated Company,

            (ii) all Participant contributions (disregarding in any event Rollover Contributions), and

            (iii) forfeitures, if applicable, that have been allocated to the
                  Participant's Account under this Plan or his accounts under any other such qualified defined contribution plan, and solely for purposes of the 25% limitation stated above,

            (iv) amounts described in Sections 415(l)(1) and 419A(d)(2) of the Code allocated to the Participant.

            For purposes of this paragraph (b), any Income Deferral Contributions distributed under Sections 3.06 and any after-tax or Matching Contributions distributed under the provisions of Sections 3.01, 3.06, 3.07 or 3.08 shall be included in the annual addition for the year allocated. However (i) any loan repayment made under
            Article 7; (ii) amounts required to be repaid under Section 5.04 as a condition of the restoration of a Participant's forfeited Account balance; and (iii) any excess deferrals timely distributed from the Plan under Section 3.01(c) or (d) shall be excluded from the definition of annual addition.

      (c) For purposes of this Section, the term "remuneration" with respect to any Participant shall mean the wages, salaries and other amounts paid in respect of that Participant by the Company or an Affiliated Company for personal services actually rendered, including, but not limited to, bonuses, overtime payments and commissions, but excluding deferred compensation, stock options and other distributions which receive special tax benefits under the Code. Notwithstanding the foregoing, for limitation years commencing prior to January 1, 1998, remuneration shall exclude amounts contributed by the Company pursuant to a salary reduction agreement which are not includible in the gross income of the Associate under Sections 125, 402(g)(3) or 457 of the Code.

      (d) The Committee shall have the duty and responsibility to monitor each Participant's Account and to determine if any annual additions may be in excess of the aforementioned limits, and, if so, the amount by which the annual additions should be reduced for such Plan Year.

      (e) If an excess results from the application of any of these limits, the annual addition to the Participant's Account shall be reduced to the extent necessary to bring such annual addition within these limitations in the following order:

            (i) the Participant's unmatched Income Deferral Contributions under Section 3.01 shall be reduced to the extent necessary. The amount of the reduction shall be returned to the Participant, together with any earnings on the contributions to be returned.

            (ii)  the Participant's matched Income Deferral Contributions under
                  Section 3.01 and corresponding Matching Contributions shall be reduced to extent necessary. The amount of the reduction attributable to the Participant's matched Income Deferral Contributions shall be returned to the Participant together with any earnings on those contributions to be returned, and the amount attributable to the Matching Contributions shall be forfeited and used to reduce subsequent Matching Contributions payable by the Company.

            Any Income Deferral Contributions returned to a Participant under this paragraph (e) shall be disregarded in applying the dollar limitation on Income Deferral Contributions under Section 3.01(b), and in performing the Actual Deferral Percentage Test under Section
            3.06. Any Matching Contributions returned under this paragraph (e) shall be disregarded in performing the Contribution Percentage Test under Section 3.07.

      (g)   Participation in one or more Defined Benefit Plans

            This Section is effective for Plan Years beginning before January 1, 2000. If any Participant is or has been a Participant in a defined benefit plan maintained by the Company regardless of whether any such plans are terminated, the Participant may not have contributions made to this Plan which would cause the sum of the defined benefit plan fraction and the defined contribution plan fraction to exceed l.0. This shall be accomplished by reducing contributions to Participants under this Plan to the extent necessary to preclude such excess.

            (1)   Defined Benefit Fraction

                  A fraction, the numerator of which is the sum of the Participant's projected annual benefit under each defined benefit plan maintained by the Company or any Affiliated Company regardless of whether any such plans are terminated, and the denominator of which is the lesser of 125% of the dollar limitation in effect for the limitation year under
                  Section 415(b)(1)(A) of the Code or 140% of the "highest average compensation."

                  Notwithstanding the above, if the Participant was a Participant in one or more defined benefit plans maintained by the Company which were in existence on July 1, 1982, the denominator of this fraction will not be less than 125% of the sum of the annual benefits under such plans which the Participant had accrued as of December 31, 1982. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Section 415 of the Code as in effect at the end of the 1982 Limitation Year.

                  The projected annual benefit shall be the yearly pension to which a Participant is entitled under the terms of each applicable defined benefit plan assuming continued employment until normal retirement age, or current age if later, and compensation and all other relevant factors used to determine benefits under the plan remaining constant until normal retirement age, or current age if later.

            (2)   Defined Contribution Fraction

                  A fraction, the numerator of which is the sum of the Annual Additions to the Participant's account under all the defined contribution plans maintained by the Company or an Affiliated Company regardless of whether any such plans are terminated for the current and all prior limitation years and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior limitation years of service with the Company (regardless of whether a defined contribution plan was maintained by the Company). The maximum aggregate amount in any limitation year is the lesser of 125% of the dollar limitation in effect under Section 415(c)(1)(A) of the Code or 140% multiplied by 25% of the Participant's Compensation for such year.

                  If the Associate was a Participant in one or more defined contribution plans maintained by the Company which were in existence on July 1, 1982, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 multiplied by (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the later of the end of the last limitation year beginning before January 1, 1983 or June 30, 1983. This adjustment also will be made if, at the end of the last limitation year beginning before January 1, 1984, the sum of the fractions exceeds 1.0 because of accruals or additions that were made before the limitations of this section became effective to any Plan of the Company in existence on July 1, 1982.

3.11  CONTRIBUTIONS NOT CONTINGENT UPON PROFITS

      The Company may make contributions to the Plan without regard to the existence or the amount of current and accumulated earnings and profits. Notwithstanding the foregoing, however, this Plan is designed to qualify as a "profit sharing plan" for all purposes of the Code.

3.12  CONTRIBUTIONS DURING PERIOD OF MILITARY LEAVE

      (a) Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code. Without regard to any limitations on contributions set forth in this Article 3, a Participant who is reemployed on or after August 1, 1990 and is credited with Service under the provisions of
            Section 1.44 because of a period of service in the uniformed services of the United States, may elect to contribute to the Plan the Income Deferral Contributions that could have been contributed to the Plan in accordance with the provisions of the Plan had he remained continuously employed by the Company throughout such period of absence ("make-up contributions"). The amount of make-up contributions shall be determined on the basis of the Participant's Compensation in effect immediately prior to the period of absence, and the terms of the Plan at such time. Any Income Deferral Contributions so determined shall be limited as provided in Sections 3.01(b), 3.02, 3.06, 3.07 and 3.08 with respect to the Plan Year or Years to which such contributions relate rather than the Plan Year in which payment is made. Any payment to the Plan described in this paragraph shall be made during the applicable repayment period. The repayment period shall equal three times the period of absence, but not longer than five years and shall begin on the latest of:

            (i)   the Participant's date of reemployment,

            (ii)  October 13, 1996, or

            (iii) the date the Company notifies the Associate of his rights under this Section. Earnings (or losses) on make-up contributions shall be credited commencing with the date the make-up contribution is made in accordance with the provisions of Article 4.

      (b) With respect to a Participant who makes the election described in paragraph (a) above, the Company shall make Matching Contributions as in effect for the Plan Year to which such make-up contributions relate. Matching Contributions under this paragraph shall be made during the period described in paragraph (a) above. Earnings (or losses) on Matching Contributions shall be credited commencing with the date the contributions are made in accordance with the provisions of Article 4. Any limitations on Matching Contributions described in Sections 3.02, 3.06, 3.07 and 3.08 shall be applied with respect to the Plan Year or Years to which such contributions relate rather than the Plan Year or Years in which payment is made.

3.13  REFUND OF CONTRIBUTIONS

      All contributions made by the Company are made for the exclusive benefit of the Participants and their Beneficiaries and such contributions shall not be used for nor diverted to purposes other than for the exclusive benefit of the Participants and their Beneficiaries (including the costs of maintaining and administering the Plan and Trust Fund). Notwithstanding the foregoing, amounts contributed to the Trust Fund by the Company may be refunded to the Company by the Trustee under the following circumstances and subject to the following limitations:

      (a) To the extent that a federal income tax deduction is disallowed by the Internal Revenue Service for any contribution made by the Company, the Trustee shall refund to the Company upon demand the amount so disallowed or the net asset value of such amount, whichever is less. For this purpose, all contributions made by the Company are expressly declared to be conditioned upon their deductibility under Section 404 of the Code.

      (b) In the case of a contribution which is made in whole or in part by reason of a mistake of fact, so much of such contribution as is attributable to the mistake of fact or the net asset value of such contribution, whichever is less shall be returnable to the Company on demand. The aforesaid demand must be satisfactory to the Trustee and the demand and repayment must be effectuated within one year after the date of such disallowance or payment of the contribution to which the mistake applies. All refunds shall be limited in amount, circumstance and timing to the provisions of Section 403(c) of ERISA.

      (c) In the event that Income Deferral Contributions made under Article 3 hereof are returned to the Company in accordance with the provisions of this Section 3.13, the elections to reduce Compensation which were made by Participants on whose behalf those contributions were made shall be void retroactively to the beginning of the period for which those contributions were made. The Income Deferral Contributions so returned shall be distributed in cash to those Participants for whom those contributions were made.

ARTICLE 4. ACCOUNTS AND INVESTMENT FUNDS

4.01  ACCOUNTS

      The Committee shall also cause to be established and maintained accounts in the name of each Participant as follows:

      (a) Deferral Account, to which shall be credited the respective Income Deferral Contributions of each Participant.

      (b) Matching Account, to which shall be credited for each active Participant who elects to make Income Deferral Contributions, a Matching Contribution as determined in Section 3.02.

      (c) Profit Sharing Account, to which shall be credited the balance in a Participant's profit sharing account under the SERVISTAR Plan, which is merged into this Plan.

      (d) Rollover Account, to which shall be credited rollovers for each Participant who elects to roll over amounts from another qualified plan pursuant to Section 3.03.

      (e) Savings Account, to which shall be credited the balances in a Participant's after-tax accounts under the Cotter Plan or the SERVISTAR Plan, which are merged into this Plan.

      (f) Pension Account, to which shall be credited the "Member's Pension Account" under the Coast Plan.

4.02  INVESTMENT FUNDS AND PARTICIPANT DIRECTIONS

      Every Participant shall have the right to designate the Investment Funds in which the Trustee is to invest Trust Fund assets held on behalf of such Participant.

      (a) The Trust Fund shall consist of such Investment Fund(s) as the Committee shall determine from time to time. Pending investment, reinvestment or distribution as provided in the Plan, the Trustee may temporarily retain the assets of any one or more of the Investment Funds in cash, commercial paper, short-term obligations or undivided interests or participations in common or collective short-term investment funds. Any Investment Fund may be partially or totally invested in any common or commingled trust fund, in any group annuity, deposit administration or separate account contract issued by a legal reserve life insurance company which is invested generally in property of the kind specified for the Investment Fund, in mutual funds, or in any other property so specified by the Committee. The Committee, in its discretion, may direct the Trustee to establish Investment Funds or terminate Investment Funds as it shall from time to time consider appropriate and in the best interest of Participants. Investment Funds will be described in materials provided under the summary plan description for this Plan or in investment materials supplementing the summary plan description.

      (b) Each Participant may elect to have a percentage or all of his contributions invested in one or any of the Investment Funds (in multiplies of 1%). This election will also apply to any subsequent contributions allocated to his Account. A Participant may change a percentage designation made by him and such change will apply to any contributions on or after the date such change is implemented by the Trustee.

      (c) Subject to any restrictions on the transfer from or to a particular Investment Fund which may be established by the Committee, each Participant may elect to transfer amounts credited to his Account under one Investment Fund to his Account under any other Investment Fund, in increments of 1% or a specified dollar amount of such Participant's Account balances. Such transfers (the number and frequency of which shall be established from time to time by the Committee) will occur as of any Valuation Date or as soon as practicable thereafter provided that the Participant makes his transfer election according to procedures established by the Committee for this purpose.

      (d) Subject to such rules and restrictions as the Committee may establish, any election described in this subsection shall be made pursuant to one of the following methods as determined by the Committee in its sole discretion:

            (i) in writing, by filing a written election form specified by the Committee,

            (ii) by telephone (to the extent permitted by law), through a telephone system designated by the Committee for this purpose, or

            (iii) by any other method (to the extent permitted by law)
                  designated by the Committee.

            If the Committee in its discretion determines that elections under this subsection shall be made in a manner other than in writing, any Participant who makes an election pursuant to such method shall receive written confirmation of such election; further, any such election and confirmation will be the equivalent of a writing for all purposes.

      (e) In the absence of any Participant designation of Investment Fund preference in accordance with Article 4, the Trustee shall invest the Participant Account balance as directed by the Committee.

      (f) In the event the Participant is a borrower from the Fund, the Trustee shall establish a "loan fund" as provided in Section 7.05.

      (g) Each Participant is solely responsible for the selection of his investment options. The Trustee, the Committee, the Company, and the officers, supervisors and other Associates of the Company are not empowered to advise a Participant as to the manner in which his Accounts shall be invested. The fact that an Investment Fund is available to Participants for investment under the Plan shall not be construed as a recommendation for investment in that Investment Fund.

      (h) An administration fee established from time to time by the Committee may be assessed during each Plan Year.

4.03  CREDITING OF INVESTMENT RESULTS

      As of each Valuation Date, the Committee shall cause adjustment in the Participant's Accounts in the Investment Funds as follows: charge (or credit) to the proper Accounts all withdrawals, distributions, loans or transfers made since the last preceding Valuation Date that have not been charged (or credited) previously, credit each Participant's Account with its prorata share of any increase, or charge the Account with its prorata share of any decrease, in the value of the "adjusted net worth," as defined below, of the Investment Fund as of that date that has not been credited or charged previously, credit Participant's Income Deferral Contributions, if any, that are to be credited to the proper Accounts as of that date that have not been credited previously, and credit Matching Contributions and forfeitures, if any, that are to be credited as of that date that have not been credited previously. The "adjusted net worth" of an Investment Fund as at any Valuation Date means the then net worth of that Fund (that is, the fair market value of the Fund, less its liabilities other than liabilities to persons entitled to benefits under the Plan) as reported to or determined by the Trustee, less an amount equal to the sum of the portions of the Income Deferral Contributions and Matching Contributions paid to the Trustee which are invested in that Fund and which have not been credited to the Accounts of Participants as of a prior Valuation Date. Each Participant's Accounts will reflect the amounts invested in each Investment Fund(s) established under the Plan.

4.04  ANNUAL STATEMENTS

      At least once a year, each Participant shall be furnished with a statement setting forth the value of his Accounts and the vested portion of his Accounts.

4.05  MERGER OF COTTER PLAN AND SERVISTAR PLAN ACCOUNTS

      The Participant account balances in the Cotter Plan and SERVISTAR Plan merged into this Plan effective as of January 1, 1998 shall be allocated to the Accounts indicated in Article 1 of this Plan and will be administrated in accordance with the general provisions applicable to the respective Accounts unless a specific provision provides for different administrative procedures.

ARTICLE 5. VESTING OF ACCOUNTS

5.01  ALL ACCOUNTS EXCEPT MATCHING ACCOUNT

      A Participant shall at all times be 100% vested in, and have a nonforfeitable right to, his Savings Account, Deferral Account, Pension Account, Profit Sharing Account and Rollover Account. Any Participant in the SERVISTAR Plan on December 31, 1997 who becomes a Participant in this Plan on January 1, 1998 shall be 100% vested in his Profit Sharing Account balance under the SERVISTAR Plan which was merged into this Plan effective as of January 1, 1998.

5.02  COMPANY MATCHING ACCOUNT

      (a) If a Participant's employment terminates prior to his Normal Retirement Age, then for each year of Service he shall receive a vested percentage of his Matching Account equal to the following vesting schedule:

                  PARTICIPANT'S YEARS OF SERVICE                    VESTED PERCENTAGE
                  ------------------------------                    -----------------
                  Less than 1 year                                          0%

                  1 year                                                    20%

                  2 years                                                   40%

                  3 years                                                   60%

                  4 years                                                   80%

                  5 year or more                                            100%

      (b) In addition to the foregoing, a Participant shall be 100% vested in, and have a nonforfeitable right to, his Matching Account upon (i) death, (ii) termination of Service due to a Disability, (iii) early retirement from service with the Company after attaining age 55 with 3 years of Service, or (iv) after attaining Normal Retirement Age.

            Any Participant in the SERVISTAR Plan on December 31, 1997 who became a Participant in this Plan on January 1, 1998 shall be credited with an additional year of

            Service on January 1, 1998 and, upon his attaining age 50, also be 100% vested in his Matching Account. In addition, any Participant whose Service is terminated as a result of the Company permanently closing a facility or eliminating a job position on or after January 1, 1997, shall be 100% vested in his Accounts. A Participant will be considered to have terminated employment with the Company or any Affiliated Company for purposes of a Disability if he is no longer on the payroll (and performing services for) the Company or any Affiliated Company. If a Participant is transferred from employment with the Company to employment with an Affiliated Company, his termination date will not be considered to have occurred until his employment with the Company and any Affiliated Company has terminated.

      (c) A Participant's forfeiture, if any, of his Accrued Benefit derived from Matching Contributions shall occur under the Plan as of the Anniversary Date of the Plan Year in which the Participant:

            (i) receives a cash-out distribution of the vested percentage of his Accrued Benefit as a result of his termination of participation in the Plan, or, if earlier and if applicable;

            (ii)  first incurs five consecutive one-year Breaks in Service.

            The Committee shall determine the percentage of a Participant's Accrued Benefit forfeiture, if any, under this Section solely by reference to the vesting schedule of this Section.

5.03  ALLOCATION OF FORFEITURES

      Any amounts in a Participant Matching Account forfeited during the Plan Year in accordance with Section 5.02(c) hereof shall be applied to reduce the Company's subsequent Matching Contributions or to restore forfeited Accrued Benefits in accordance with Section 5.04 hereof.

5.04  RESTORATION OF FORFEITED ACCRUED BENEFIT

      (a) If an amount of a Participant's Matching Account has been forfeited under Section 5.02(c), that amount shall be subsequently restored to the Participant's Matching Account, provided he is reemployed by the Company or an Affiliated Company before he has incurred five consecutive one-year Breaks in Service. Upon reemployment, the Committee shall restore to such Participants' Matching Account an amount equal to X where X = P(AB + D) - D, where: P is the vested interest that the Participant had in his Matching Account at the relevant time; AB is the Matching Account balance at the relevant time; D is the amount of the distribution; R is the ratio of the account balance at the relevant time to this account balance after distribution; and the relevant time is the time at which, under the Plan, the vested percentage in the Matching Account cannot increase.

      (b) To restore the Participant's Accrued Benefit, the Committee, to the extent necessary, shall allocate to the Participant's Account in the following order:

            (i) the amount, if any, of Participant forfeitures the Committee would otherwise allocate under Section 5.03; and

            (ii) to the extent the amount(s) available for restoration for a particular Plan Year are insufficient to enable the Committee to make the required restoration, the Company shall contribute, such additional amount as is necessary to enable the Committee to make the required restoration. The Committee shall not take into account the allocation(s) under this Section in applying the limitation on allocations under Section 3.10.

ARTICLE 6. PAYMENT OF BENEFITS

6.01  TIME OF PAYMENT OF ACCRUED BENEFIT

      (a) Upon a Participant's termination of employment his vested Accrued Benefit shall be distributed as provided in this Article.

      (b) Unless a Participant elects in writing, his vested Accrued Benefit will commence to be distributed as soon as administratively practical following the later of:

            (i) The date the Participant attains his Normal Retirement Age (except that for any participant in the SERVISTAR Plan on December 31, 1997 who became a participant in this Plan on January 1, 1998, the date shall be the date the Participant attains his age 62); or

            (ii) The date the Participant terminates employment with the Company or any Affiliated Company

            (but no later than 60 days after the close of the Plan Year in which the later of (i) or (ii) occurs).

      (c) In lieu of a distribution as described in subsection (b) above, a Participant may, in accordance with such procedures as the Committee shall prescribe, elect to have the distribution of his vested Accrued Benefit commence as soon as administratively practicable following:

            (i)   his termination of Service, or

            (ii) as of any subsequent date following his termination of Service, which is before his Normal Retirement Age.

6.02  AGE 70 1/2 DISTRIBUTION

      (a) Notwithstanding any provision of the Plan to the contrary, if a Participant is a 5% owner (as defined in Section 416(i) of the Code), distribution of the Participant's Accounts shall begin no later than the April 1 following the calendar year in which he attains age 70 1/2 provided that such commencement in active service shall not be required with respect to a Participant who elected by filing a written designation with the Committee prior to January 1, 1984 to have distribution of his Account balance made in accordance with the terms and provisions of the Cotter Plan as in effect immediately before January 1, 1984, who will have distributions made in accordance with such election. However, if a Participant who is not a 5% owner (as defined in Section 416(i) of the Code) remains in service after the April 1 following the calendar year in which he attains age 70 1/2, he may (but does not have to) elect to have the provisions of paragraph (b) apply as if the Participant was a 5% owner. Such election shall be made in accordance with such administrative procedures as the Committee shall prescribe.

      (b) In the event a Participant is required or elects to begin receiving payments while in service under the provisions of paragraph (a) above, the Participant will receive one lump sum payment on or before such Participant's required beginning date equal to his entire Account balance and annual lump sum payments thereafter of amounts accrued during each Plan Year.

      The commencement of payments under this Section 6.02 shall not constitute an Annuity Starting Date for purposes of Sections 72, 401(a)(11) and 417 of the Code. Upon the Participant's subsequent termination of employment, payment of the Participant's Accounts shall be made in accordance with the provisions of Section 6.04.

6.03  SMALL BENEFITS

      Notwithstanding any provision of the Plan to the contrary, a lump sum payment shall be made in lieu of all vested benefits if the value of the Participant's nonforfeitable Accrued Benefit as of his termination of employment or as of any subsequent Anniversary Date is $5,000 or less. The lump sum payment shall automatically be made as soon as administratively practicable following the Participant's termination date or the last day of any Plan Year thereafter. For this purpose, the termination date is (a) for periods prior to January 1, 2000, the Participant's last active day of service plus all remaining earned or accrued vacation and any other accrued benefit days, and (b) for periods after December 31, 1999, the Participant's last active day of service. To the extent permitted by law, if the Participant's nonforfeitable Accrued Benefit exceeds $5,000 upon an initial determination, the Participant's nonforfeitable Accrued Benefit shall be reviewed annually as of the last day of each subsequent Plan Year. If at that time its value is $5,000 or less, a lump sum benefit payable shall be made as soon as practicable following that determination. In no event shall a lump sum payment be made following the date payments have commenced as an annuity or in installments.

6.04  METHOD OF PAYMENT OF ACCRUED BENEFIT

      (a) Subject to Section 5.04, after all required accounting adjustments, the Trustee shall make payment of the Participant's vested Accrued Benefit in a lump sum distribution except as provided under the provisions of Section 6.04(b) in relation to the account balances merged from the Cotter Plan, under Section 6.04(c) in relation to the account balances merged from the SERVISTAR Plan, and under
            Section 6.04(d) and (e) in relation to the account balances merged from the Coast Plan.

      (b) For account balances merged into this Plan from the Cotter Plan effective as of January 1, 1998, in the case of a Participant (or Beneficiary) in the Cotter Plan who had an Account balance in that plan on January 1, 1989, the Account balance merged into this Plan may also be distributed in a series of quarterly installments over a period of fifteen years (or, if less, the life expectancy of the Participant and his designated Beneficiary; provided that, if such Beneficiary is not the Participant's spouse and is more than ten years younger than the Participant, the installments shall be paid over a period not exceeding the joint life expectancy of the Participant and a Beneficiary ten years younger than the Participant).

      (c) For Account balances merged into this Plan from the SERVISTAR Plan effective as of January 1, 1998, a Participant shall have an additional method of payment available in relation to those merged accounts. A Participant may elect, in such manner as the Committee shall prescribe, to receive payment in substantially equal installments under a fixed reasonable period of time, not exceeding the life expectancy of the Participant, or the joint life and last survivor expectancy of the Participant and an individual the Participant designates as his Beneficiary. Furthermore, upon the Participant's written request, the Committee, in his sole discretion, may accelerate the payment of all, or any portion, of the Participant's unpaid Accrued Benefit.

      (d) For account balances merged into the SERVISTAR Plan from the Coast Plan effective as of October 21, 1996, and subsequently merged into this Plan as of January 1, 1998, a Participant shall have an additional method of payment available in relation to those merged accounts (except as provided in Section 6.04(e) relating to the Pension Account). A Participant may elect, in such manner as the Committee shall prescribe, to receive a purchased nonforfeitable fixed annuity, in the form of a Qualified Joint and Survivor Annuity. A Participant may elect not to take the Qualified Joint and Survivor Annuity and to take instead a life annuity or a lump sum payment. Elections under this subsection shall be in writing and in the event of an election of a life annuity or a lump sum payment by a married Participant, shall be subject to receipt by the Committee of Spousal Consent to that election.

      (e)   (i)   Notwithstanding the foregoing provisions of this Article,
                  the amounts credited to the Participant's Pension Account shall be paid:

                  (A) In the form of a life annuity if the Participant is unmarried on his Annuity Starting Date; or

                  (B) In the form of a Qualified Joint and Survivor Annuity if the Participant is married on his Annuity Starting Date;

                  unless the Participant elects otherwise pursuant to subsection
                  (ii) below. Annuities shall be purchased from an insurance company in accordance with such procedures as the Committee shall prescribe.

            (ii) Alternatively, a married Participant may elect to receive his Pension Account in the form of a life annuity or in a lump sum payment. An election pursuant to this subsection (ii) shall be in writing and filed with the Committee at any time during the 90-day period ending on the Participant's Annuity Starting Date. A married Participant's election of a lump sum or life annuity shall not be effective without Spousal Consent.

            (iii) Notwithstanding the foregoing provisions of this Article, if a
                  Participant dies before his Accounts have been distributed, the value of his Pension Account shall be distributed as follows:

                  (A) if the Participant is unmarried on his date of death, it shall be paid in a lump sum to his Beneficiary as soon as practicable; or

                  (B) if the Participant is married on his date of death, it shall be used to purchase a nonforfeitable fixed annuity for the life of his spouse unless the spouse elects, in accordance with such procedures as the Committee shall prescribe, to receive a lump sum payment in lieu thereof. Annuity payments shall commence as soon as administratively practicable following the Valuation Date coincident with or next following what would have been the Participant's 62nd birthday, unless the spouse elects to have reduced annuity payments commence as soon as administratively practicable following the Valuation Date coincident with or next following the Participant's date of death.

      (f) The Committee shall furnish to each Participant a written explanation in nontechnical language of the terms and conditions of the payments available to the Participant in the normal and optional forms. Such explanation shall include a general description of the eligibility conditions for, and the material features and relative values of, the optional forms of payment under the Plan, any rights the Participant may have to defer commencement of his payment, the requirement for Spousal Consent, and the right of the Participant to make, and to revoke, elections. The Committee must provide the notice no more than 90 days and no less than 30 days prior to the Participant's Annuity Starting Date. A Participant's Annuity Starting Date may not occur less than 30 days after receipt of the notice. An election shall be made on a form provided by the Committee and may be made during the 90-day period ending on the Participant's Annuity Starting Date, but not prior to the date the Participant receives the written explanation described herein. However, a Participant may, after having received the notice, affirmatively elect to have his benefit commence sooner than 30 days following his receipt of the notice, provided all of the following requirements are met:

            (i) the Committee clearly informs the Participant that he has a period of at least 30 days after receiving the notice to decide when to have his benefits begin and, if applicable, to choose a particular optional form of payment;

            (ii) the Participant affirmatively elects a date for his benefits to begin and, if applicable, an optional form of payment, after receiving the notice;

            (iii) the Participant is permitted to revoke his election until the later of his Annuity Starting Date or seven days following the day he received the notice; and

            (iv) payment does not commence less than seven days following the day after the notice is received by the Participant.

            An election of an option may be revoked on a form provided by the Committee, and subsequent elections and revocations may be made at any time and from time to time during the election period. An election of an optional benefit shall be effective on the Participant's Annuity Starting Date and may not be modified or revoked after his Annuity Starting Date unless otherwise provided. A revocation of any election shall be effective when the completed form is filed with the Committee. If a Participant who has elected an optional benefit dies before the date the election of the option becomes effective, the election shall be revoked. If the Beneficiary designated under an option dies before the date the election of the option becomes effective, the election shall be revoked.

      (g) Upon the death of the Participant, the Committee shall direct the Trustee to pay the Participant's vested Accrued Benefit in accordance with this subsection. If the Participant's death occurs after the Trustee has commenced payment of the Participant's vested Accrued Benefit, the Committee shall direct the Trustee to complete payment over a period which does not exceed the payment period which had commenced. If the Participant's death occurs prior to the time the Trustee commences payment of the Participant's vested Accrued Benefit, the payment shall be a lump sum payment except as otherwise provided herein and in no event will the Committee direct the Trustee to make payment over a period exceeding (i) five years after the date of the Participant's death, or (ii) if the Beneficiary is a designated

            Beneficiary, in installments over the Beneficiary's life expectancy. The Committee shall not direct payment of the Participant's vested Accrued Benefit over a period described in (i) unless the Trustee will commence payment to the designated Beneficiary no later than one year after the date of the Participant's death or, if later, and the designated Beneficiary is the Participant's surviving spouse, the date the Participant would have attained age 70 1/2. The Committee will not recalculate life expectancies.

      (h) Notwithstanding any other provision of this Article 6, all distributions from this Plan shall conform to the regulations issued under Section 401(a)(9) of the Code, including the incidental death benefit provisions of Section 401(a)(9)(G) of the Code and Section 1.401(a)(9)-2 of the proposed Treasury Regulations. Further, such regulations shall override any Plan provision that is inconsistent with Section 401(a)(9) of the Code. With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the regulations under Section 401(a)(9) that were proposed in January 2001, notwithstanding any provision of the Plan to the contrary. This provision shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Sections 401(a)(9) of the Code or such other date as may be specified in guidance published by the Internal Revenue Service.

6.05  STATUS OF ACCOUNTS PENDING DISTRIBUTION

      Until completely distributed under Section 6.01 or 6.02 the Accounts of a Participant who is entitled to a distribution shall continue to be invested as part of the Investment Funds of the Plan.

6.06  PROOF OF DEATH AND RIGHT OF BENEFICIARY OR OTHER PERSON

      The Committee may require and rely upon such proof of death and such evidence of the right of any Beneficiary or other person to receive the value of the Accounts of a deceased Participant as the Committee may deem proper and its determination of the right of that Beneficiary or other person to receive payment shall be conclusive.

6.07  DIRECT ROLLOVER OF CERTAIN DISTRIBUTIONS

      Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. The following definitions apply to the terms used in this
      Section:

      (a) "Eligible rollover distribution" means any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated Beneficiary, or for a specified period of 10 years or more, any distribution to the extent such distribution is required under Section 401(a)(9) of the Code, and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities) and for distributions made after December 31, 1999, any Deferral Account withdrawal made under
            Section 7.03;

      (b) "Eligible retirement plan" means an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section

            408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity;

      (c) "Distributee" means an Associate or former Associate. In addition, the Associate's or former Associate's surviving spouse and the Associate's or former Associate's spouse or former spouse who is the alternate payee under a qualified domestic relations order as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse; and

      (d) "Direct rollover" means a payment by the Plan to the eligible retirement plan specified by the distributee.

ARTICLE 7. WITHDRAWALS AND LOANS

7.01  SAVINGS ACCOUNT WITHDRAWALS

      The Participant may withdraw from the Trust Fund all or part of his Savings Account.

7.02  DEFERRAL ACCOUNT WITHDRAWALS AFTER AGE 59 1/2

      A Participant who has attained age 59 1/2 may elect to withdraw any portion or all of his Deferral Account balance while continuing to be employed by the Company or an Affiliated Company. Each election by a Participant under this Section 7.02 shall be made at such time and in such manner as the Committee shall determine.

7.03  DEFERRAL ACCOUNT WITHDRAWALS

      A Participant who has withdrawn the total amount available for withdrawal under the Sections 7.01 and 7.02 may elect to withdraw all or part of the Income Deferral Contributions (but not the earnings thereon) made on his behalf to his Deferral Account upon furnishing proof to the Committee that a financial hardship has caused an immediate and heavy financial need on the Participant. For the purposes of this subsection, a financial hardship shall include:

      (a) expenses for medical care described in Section 213(d) of the Code incurred by the Participant, his spouse or dependents (as defined in Section 152 of the Code), or not yet incurred but necessary for those persons to obtain medical care;

      (b) costs directly related to the purchase of a principal residence of the Participant (excluding mortgage payments);

      (c) payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, his spouse, his children or dependents; or

      (d) payment of amounts necessary to prevent the eviction of the Participant from his principal residence or to avoid foreclosure in the mortgage of the Participant's principal residence.

            The amount to be withdrawn shall not exceed the amount required to meet the immediate financial need created by the hardship, including amounts necessary to pay any taxes or penalties reasonably anticipated to result from the withdrawal.

            The Participant must request, on such form as the Committee shall prescribe, that the Committee make its determination of the necessity for the withdrawal solely on the basis of his application. In that event, the Committee shall make such determination, provided all of the following requirements are met:

      (e) the Participant has obtained all distributions, other than distributions available only on account of hardship, and all nontaxable loans currently available under all plans of the Company and any Affiliated Company,

      (f) the Participant is prohibited from making Income Deferral Contributions to the Plan and all other plans of the Company and any Affiliated Company under the terms of such plans or by means of an otherwise legally enforceable agreement for at least 12 months after receipt of the distribution, and

      (g) the limitation on elective deferrals described in Section 3.01(b) under all plans of the Company and any Affiliated Company for the calendar year following the year in which the withdrawal is made must be reduced by the Participant's elective deferral made in the calendar year of the distribution for hardship. For purposes of subsection (f), "all other plans of the Company and any Affiliated Company" shall include stock option plans, stock purchase plans, qualified and nonqualified deferred compensation plans and such other plans as may be designated under regulations issued under
            Section 401(k) of the Code, but shall not include health and welfare benefit plans or the mandatory employee contribution portion of a defined benefit plan.

      However, such rules shall not require a Participant to take any action that would increase, rather than alleviate the financial hardship.

7.04  WITHDRAWAL PROCEDURES

      Withdrawal requests must be made on forms provided by the Committee. Any withdrawals will be made pro rata from each of the Participant's Investment Funds based on the values determined on the Valuation Date immediately preceding the withdrawal. An administrative fee as established from time to time by the Committee may be assessed on each with-drawal. If a loan and a hardship withdrawal are processed as of the same Valuation Date, the amount available for the hardship withdrawal will equal the vested portion of the Participant's Accounts on such Valuation Date reduced by the amount of the loan. Subject to the provisions of
      Section 6.07, all payments to Participants under this Article shall be made in cash as soon as practicable.

7.05  LOANS TO PARTICIPANTS

      (a) A Participant who is an Associate of the Company or an Affiliated Company may borrow, on written application to the Committee and on approval by the Committee under such uniform rules as it shall adopt, an amount which, when added to the outstanding balance of any other loans to the Participant from the Plan, does not exceed the lesser of

            (i) 50% of the vested portion of his Accounts (excluding the Pension Account), or

            (ii) $50,000 reduced by the excess, if any, of (A) the highest outstanding balance of loans to the Participant from the Plan during the one year period ending on the day before the day the loan is made, over (B) the outstanding balance of loans to the Participant from the Plan on the date on which the loan is made. The minimum loan shall be $1,000.

      (b) A reasonable interest rate to be charged on loans made shall be determined at the time of the loan application and shall be specified by the Committee. The interest rate so determined for purposes of the Plan shall be fixed for the duration of each loan.

      (c) The amount of the loan is to be transferred from the Participant's Accounts, in the following order: first, from the Deferral Account, then from the Savings Account, then from the Rollover Account, then from the Matching Account, and last from the Profit

            Sharing Account, pro rata from each Investment Fund thereunder to a special "loan fund" for the Participant under the Plan. The loan fund consists solely of the amount of the Participant's Account transferred to the loan fund and is invested solely in the loan made to the Participant. The amount of the Participant's Account transferred to the loan fund shall be pledged as security for the loan. Payments of principal on the loan will reduce the amount held in the Participant's loan fund. Those payments, together with the attendant interest payment, will be credited to the Participant's Accounts in the following order: first, to the Profit Sharing Account, then to the Matching Account, then to the Rollover Account, then to the Savings Account, and finally to the Deferral Account, and invested in the Investment Funds in accordance with the Participant's then effective investment election.

      (d) In addition to such rules and regulations as the Committee may adopt, all loans shall comply with the following terms and conditions:

            (i) An application for a loan by a Participant may be made by telephone to the Trustee or its agent, who will process the application for approval by a Plan representative, whose action in approving or disapproving the application shall be made pursuant to uniform nondiscriminatory policies and shall be final;

            (ii) Each loan shall be evidenced by a promissory note payable to the Plan containing terms deemed necessary by the Committee to protect the Plan's investment;

            (iii) The period of repayment for any loan shall be arrived at by mutual agreement between the Committee and the Trustee or its agent, but that period shall not exceed 60 months unless the loan is to be used in conjunction with the purchase of a dwelling which within a reasonable time is to be used (determined at the time of the loan) as the principal residence of the Participant in which event the period shall not exceed 180 months;

            (iv) Payments of principal and interest will be made by payroll deductions or in a manner agreed to by the Participant and the Trustee or its agent in substantially level amounts, but no less frequently than quarterly, in an amount sufficient to amortize the loan over the repayment period;

            (v) Loan repayments will be suspended under this Plan as permitted under Section 414(u) of the Code;

            (vi) A loan may be prepaid in full as of any date following the first three months of the loan period, without penalty (partial prepayment of principal is not permitted);

            (vii) Only one loan may be outstanding at any given time, except that any loans outstanding as of January 1, 1998 may continue until repaid under their established terms.

            (viii) A loan processing fee and annual maintenance fee may be charged by the Plan, as determined by the Committee.

      (e) If a loan is not repaid in accordance with the terms contained in the promissory note and a default occurs, the Plan may execute upon its security interest in the Participant's Account under the Plan to satisfy the debt and any other security held by the Plan; however, the Plan shall not levy against any portion of the loan fund attributable to amounts held in the Participant's Deferral Account or Matching Account or Profit Sharing Account until such time as a distribution of the Deferral Account or Matching Account or Profit Sharing Account could otherwise be made under the Plan.

      (f) Any additional rules or restrictions as may be necessary to implement and administer the loan program shall be in writing and communicated to Associates. Such further documentation is hereby incorporated into the Plan by reference, and the Committee is hereby authorized to make such revisions to these rules as it deems necessary or appropriate, on the advice of counsel.

      (g) To the extent required by law and under such rules as the Committee shall adopt, loans shall also be made available on a reasonably equivalent basis to any Beneficiary or former Associate (i) who maintains an account balance under the Plan and (ii) who is still a party-in-interest (within the meaning of Section 3(14) of ERISA).

      (h) If, on a Participant's Severance Date, any loan or portion of a loan made to him under the Plan, together with the accrued interest thereon, remains unpaid, the entire amount of the unpaid loan and accrued interest shall be due and payable by the Participant; provided that, if such amount is not repaid, an amount equal to such loan or any part thereof, together with the accrued interest thereon, shall be charged to the Participant's Accounts after all other adjustments required under the Plan, but before any distribution pursuant to Section 6.04.

      (i) All loans made prior to January 1, 1998 shall be subject to the rules in effect under the Plan at that time the loan was made.

7.06  MISSING PARTICIPANTS AND BENEFICIARIES

      Each Participant and each designated Beneficiary must file with the Committee from time to time in writing his post office address and each change of post office address. Any communication, statement or notice addressed to a Participant or Beneficiary at his last post office address filed with the Committee, or if no address is filed with the Committee then, in the case of a Participant, at his last post office address as shown on the Company's records, will be binding on the Participant and his Beneficiary for all purposes of the Plan. Neither the Company nor the Committee will be required to search for or locate a Participant or Beneficiary. If the Committee notifies a Participant or Beneficiary that he is entitled to a payment and also notifies him of the provisions of this subsection, and the Participant or Beneficiary fails to claim his benefits or make his whereabouts known to the Committee within three years after the notification, the benefits of the Participant or Beneficiary will be disposed of, to the extent permitted by applicable law, as follows:

      (a) If the whereabouts of the Participant then is unknown to the Committee but the whereabouts of the Participant's spouse then is known to the Committee, payment will be made to the spouse;

      (b) If the whereabouts of the Participant and his spouse, if any, then is unknown to the Committee but the whereabouts of the Participant's designated Beneficiary then is known to the Committee, payment will be made to the designated Beneficiary;

      (c) If the whereabouts of the Participant, his spouse and the Participant's designated Beneficiary then is unknown to the Committee but the whereabouts of one or more relatives by blood, adoption or marriage of the Participant is known to the Committee, the Committee may direct the Trustee to pay the Participant's benefits to one or more of such relatives and in such proportions as the Committee decides; or

      (d) If the whereabouts of such relatives and the Participant's designated Beneficiary then is unknown to the Committee, then benefits of such Participant or Beneficiary will be disposed of in an equitable manner permitted by law under rules adopted by the Committee.

ARTICLE 8. ADMINISTRATION OF THE PLAN

8.01  COMMITTEE

      This Plan administrator shall be the Committee composed of five or more persons who may, but need not be, Associates of the Company, as appointed by the Company. Any Committee member may be dismissed at any time, with or without cause, on 10 days' notice from the Company. Any Committee member may resign by delivering his written resignation to the Company with 10 day's notice. Vacancies rising by the death, resignation or removal of a Committee member shall be filled by the Company.

8.02  MEETING, MAJORITY RULE

      (a) The Committee shall hold meetings upon such notice, at such place or places and at such time or times as it may from time to time determine. Notice shall not be required if waived in writing. A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business. All resolutions or other actions take by the Committee at any meeting shall be by majority vote of the members of the Committee. Resolutions may be adopted or other action taken without a meeting upon written consent, signed by a majority of the members of the Committee. If, because of the number qualified to act, there is an even division of opinion among the Committee members as to a matter, a disinterested party selected by the Committee shall decide the matter and his decision shall control.

      (b) The Committee shall appoint one of its members to act as its chairman and shall appoint a secretary, who need not be a member of the Committee, who shall keep all records of the meetings and of any action taken by the Committee and who shall perform such other services as may be prescribed by the Committee. All third parties may rely on a certificate of the Committee's secretary or a majority of the Committee members that the Committee has taken or authorized any action. A Committee member by writing may delegate any or all of his rights, powers, duties or discretions to any other member, with the consent of the latter. Except as otherwise provided by law, no member of the Committee shall be liable or responsible for an act or omission of the other Committee members in which the former has not concurred.

      (c) The Committee may, by written majority decision, delegate to each or any of its number or to its secretary authority to sign any documents on its behalf, or to perform ministerial acts, but no person to whom such authority is delegated shall perform any act involving the exercise of any discretion without first obtaining the concurrence of a majority of the members of the Committee, even though he alone may sign any document required by third parties. If at any time there will be less than three members of the Committee in office, pending the appointment of a successor(s) to fill an existing vacancy, the remaining members shall have the authority to act as Committee.

      (d) If a member of the Committee is also a Participant in the Plan, he may not decide or determine any matter or question concerning distributions of any kind to be made to him or the nature or mode of settlement of his benefits unless such decision or determination could be made by him under the Plan if he were not serving on the Committee.

8.03  RESPONSIBILITY FOR ADMINISTRATION OF THE PLAN

      The Committee shall have complete discretionary control of the management, operation and administration of this Plan with all powers necessary to enable it to carry out its duties in that respect, including to adopt such rules or procedures and regulations as in its opinion and sole discretion may be necessary for the proper and efficient administration of the Plan and as are consistent with the Plan and Trust Agreement. The Committee shall be designated agent for service of legal process.

      Without limiting the foregoing, the Committee shall have the following specific discretionary duties and responsibilities:

      (a) to maintain and retain records relating to Plan Participants, former Participants and each of their Beneficiaries, and all other records necessary for the proper operation of the Plan and to furnish the Company or any Affiliated Company with such information as may be required by them;

      (b) to prepare and furnish during normal business hours to Participants all information required under Federal law or provisions of this Plan to be furnished to them;

      (c) to prepare and furnish to the Trustee sufficient Associate data and the amount of contributions received from all sources so that the Trustee may maintain separate Accounts for Participants and make required payments of benefits;

      (d) to provide directions to the Trustee with respect to the methods of benefit payment, all other matters where called for in the Plan or requested by the Trustee;

      (e) to prepare and file or publish with the Secretary of Labor, the Secretary of the Treasury, their delegates and all other appropriate government official all reports, forms, documents, and other information required under law to be so filed or published;

      (f) in its sole discretion, to construe and interpret the provisions of the Plan, to correct defects therein, to supply omissions thereto and determine all questions of fact (including, but not limited to, discretionary determination of an individual's eligibility to Plan participation, the right and amount to any benefit payable under the Plan, and the date on which any individual ceases to be a Participant) that may arise thereunder and any such construction or determination shall be conclusively binding upon all persons interested in the Plan to the extent permitted by applicable law;

      (g) to engage such assistants or representatives as deemed necessary for the effective exercise of duties and to allocate and delegate to such assistants or representatives any powers or duties, both ministerial and discretionary, as deemed expedient and appropriate, provided that any allocation or delegation and the acceptance thereof shall be in writing;

      (h) to engage such professional consultants in its sole discretion, deemed necessary or advisable, including, but not limited to, accountants, attorneys, consultants, and medical practitioners;

      (i)   to arrange for bonding as required by law; and

      (j) in its sole discretion, to provide procedures for determination of claims for benefits.

8.04  COMPENSATION AND EXPENSES

      The members of the Committee and any individual who receives full-time pay from the Company or any Affiliated Company shall serve without compensation for their services to the Plan but shall be reimbursed by the Company for all necessary expenses incurred in the discharge of their duties.

8.05  LIMITATION OF LIABILITY

      The Company, any Affiliated Company, their Board of Directors, the Committee, and any officer, Associate or agent of the Company or an Affiliated Company shall not incur any liability individually or on behalf of any other individuals or on behalf of the Company or an Affiliated Company for any act or failure to act, made in good faith in relation to the Plan or the funds of the Plan. However, this limitation shall not act to relieve any such individual or the Company or an Affiliated Company from a responsibility or liability for any fiduciary responsibility, obligation or duty under Part 4, Title I of ERISA.

8.06  INDEMNIFICATION

      The Company, any Affiliated Company, their Board of Directors, the Committee and the officers, Associates and agents of the Company or an Affiliated Company shall be indemnified against any and all liabilities arising by reason of any act, or failure to act, in relation to the Plan or the funds of the Plan, including, without limitation, expenses reasonably incurred in the defense of any claim relating to the Plan or the funds of the Plan, and amounts paid in any compromise or settlement relating to the Plan or the funds of the Plan, except such liability, losses or costs which result from:

      (a)   actions or failures to act made in bad faith;

      (b)   their own gross negligence or willful misconduct;

      (c) any settlement, without the Company's prior approval, of an action, suit, or proceeding; or

      (d) suits or actions at law or in equity advanced by the Company against such party.

      Indemnification shall be from the funds of the Plan to the extent of those funds and to the extent permitted under applicable law; otherwise from the assets of the Company. Rights granted hereunder shall be in addition to and not in lieu of any rights to indemnification to which the Committee member may be entitled pursuant to the by-laws of the Company. Service on the Committee shall be deemed in partial fulfillment of the Committee member's function as an Associate, officer and/or director of the Company, if he serves in such other capacity as well. The foregoing shall not relieve any one of them from any responsibility or liability for responsibility, obligation or duty that they may have pursuant to ERISA.

8.07  PRUDENT CONDUCT

      The Committee shall use that degree of care, skill, prudence and diligence that a prudent man acting in a like capacity and familiar with such matters would use in his conduct of a similar situation and shall administer the Plan on a reasonable and nondiscriminatory basis and shall apply uniform rules to all persons similarly situated.

8.08  SERVICE IN MORE THAN ONE FIDUCIARY CAPACITY

      Any individual, entity or group of persons may serve in more than one fiduciary capacity with respect to the Plan and/or the funds of the Plan.

8.09  WRITTEN ELECTIONS

      Any elections, notifications or designations made by a Participant pursuant to the provisions of the Plan shall be made in writing and filed with the Committee in a time and manner determined by the Committee under rules uniformly applicable to all Associates similarly situated. The Committee reserves the right to change from time to time the time and manner for making notifications, elections or designations by Participants under the Plan if it determines after due deliberation that such action is justified in that it improves the administration of the Plan. In the event of a conflict between the provisions for making an election, notification or designation set forth in the Plan and such new administrative procedures, those new administrative procedures shall prevail.

8.10  CLAIMS PROCEDURE

      The Committee shall make all determinations as to the right of any person to receive benefits under the Plan. Any denial by the Committee of a claim for benefits under the Plan by a Participant, Spouse, retired Participant or beneficiary (collectively referred to herein as "claimant") shall be stated in writing by the Committee and delivered or mailed to the claimant. Such notice shall set forth:

            (1)   the specific reasons for denial;

            (2) specific reference to pertinent provisions of the Plan upon which the denial is based;

            (3) a description of any additional material or information necessary for the claimant to perfect his claim with an explanation of why such material or information is necessary; and

            (4) an explanation of claim review procedures under the Plan written in a manner that may be understood without legal counsel.

      A claimant whose claim for benefits has been wholly or partially denied by the Committee may, within 90 days following the date of such denial:

            (i) request a review of such denial in a writing addressed to the Committee;

            (ii) submit such issues or comments, in writing or otherwise, as he shall consider relevant to a determination of his claim, and may include in his request a request for a hearing in person before the Committee; and

            (iii) request to review any pertinent documents, which may be reviewed prior to his submitting his request for review.

            The claimant may, at all stages of review, be represented by counsel, legal or otherwise, of his choice, provided that the fees and expenses of such counsel shall be borne by the claimant.

            All requests for review shall be promptly resolved. The decision of the Committee with respect to any such review shall be set forth in writing and such shall be mailed to the claimant not later than 60 days following receipt by the Committee of the claimant's request unless special circumstances, such as need to hold a hearing, require an extension of time for processing, in which case the decision shall be so mailed not later than 120 days after receipt of such request. All decisions of the Committee shall be final, conclusive and binding on all parties and shall not be overturned unless such decision is determined by a court of competent jurisdiction to be arbitrary and capricious.

ARTICLE 9. MANAGEMENT OF FUNDS

9.01  TRUST AGREEMENT

      All the funds of the Plan shall be held by a Trustee appointed from time to time by the Board of Directors under a Trust Agreement adopted, or as amended, by the Board of Directors for use in providing the benefits of the Plan and paying its expenses not paid directly by the Company. The Company shall have no liability for the payment of benefits under the Plan nor for the administration of the funds paid over to the Trustee. Neither the Committee nor the Company or any Affiliated Company in any way guarantees the Trust Fund from loss or depreciation.

9.02  EXCLUSIVE BENEFIT RULE

      Except as otherwise provided in the Plan, no part of the corpus or income of the funds of the Plan shall be used for, or diverted to, purposes other than for the exclusive benefit of Participants and other persons entitled to benefits under the Plan and paying the expenses of the Plan not paid directly by the Company. No person shall have any interest in or right to any part of the earnings of the funds of the Plan, or any right in, or to, any part of the assets held under the Plan, except as and to the extent expressly provided in the Plan.

9.03  APPOINTMENT OF INVESTMENT MANAGER

      The Company may, in its discretion, appoint one or more investment managers (within the meaning of Section 3(38) of ERISA) to manage (including the power to acquire and dispose of) all or part of the assets of the Plan, as the Company shall designate. In that event authority over and responsibility for the management of the assets so designated shall be the sole responsibility of that investment manager.

ARTICLE 10. AMENDMENT, TERMINATION, MERGERS AND CONSOLIDATIONS OF THE PLAN

10.01 PLAN AMENDMENT

      The Company, by action of its Board of Directors, reserves the right at any time and from time to time, and retroactively if deemed necessary or appropriate, to amend in whole or in part any or all of the provisions of the Plan. However, no amendment shall make it possible for any part of the funds of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of persons entitled to benefits under the Plan. No amendment shall be made which has the effect of decreasing the balance of the Accounts of any Participant or of reducing the nonforfeitable percentage of the balance of the Accounts of a Participant below the nonforfeitable percentage computed under the Plan as in effect on the date on which the amendment is adopted or, if later, the date on which the amendment becomes effective.

      Notwithstanding the foregoing, the duties and liabilities of the Committee cannot be changed substantially without its consent.

10.02 PLAN TERMINATION

      (a) The Company expects to continue this Plan and the payment of its contributions hereunder indefinitely, but the continuance of this Plan is not assumed as a contractual obligation of the Company, and the Company expressly reserves the right to discontinue the Plan in its entirety at any time for any reason whatsoever upon 30 day's advance written notice of termination given to the Committee, the Trustee and any other participating Affiliated Companies.

      (b) In the event of the full or partial termination of this Plan or upon the permanent discontinuance of Company contributions under the Plan, the rights of all affected Participants to the amounts credited to the affected Participants' Accounts shall be nonforfeitable. Said Plan termination or discontinuance of contributions shall be effective as of the date specified by resolution of the Board of Directors.

      (c) Termination of the Plan shall have no effect upon payment of installments and benefits to former Participant and their Beneficiaries, whose benefit payments commenced prior to Plan termination. The Trustee shall retain sufficient assets to complete any such payments, and shall have the right, upon direction by the Committee, to purchase annuity contracts to assure the completion of such payments or to pay the value of the remaining payments in a lump sum distribution.

      (d) The Company shall instruct the Trustee either (1) to continue to manage and administer the assets of the Trust for the benefit of the Participants and their Beneficiaries pursuant to the terms and provisions of the applicable trust agreement, or (2) to pay over to each Participant (and any vested former Participant) the value of his vested interest, and to thereupon dissolve the Trust Fund.

      (e) Upon termination of the Plan, Income Deferral Contributions, with earnings thereon, shall only be distributed to Participants if (1) neither the Company nor an Affiliated Company establishes or maintains a successor defined contribution plan, and (2) payment is made to the Participants in the form of a lump sum distribution (as defined in Section 402(d)(4) of the Code, without regard to clauses
            (i) through (iv) of subparagraph (A), subparagraph (B), or subparagraph (F) thereof). For purposes of this paragraph, a "successor defined contribution plan" is a defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code ("ESOP") or a simplified employee pension as defined in Section 408(k) of the Code ("SEP")) which exists at the time the Plan is terminated or within the 12-month period beginning on the date all assets are distributed. However, in no event shall a defined contribution plan be deemed a successor plan if fewer than 2% of the Associates who are eligible to participate in the Plan at the time of its termination are or were eligible to participate under another defined contribution plan of the Company or an Affiliated Company (other than an ESOP or a SEP) at any time during the period beginning 12 months before and ending 12 months after the date of the Plan's termination.

10.03 MERGERS AND CONSOLIDATIONS OF PLANS

      In the event of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant in the event of termination shall have a benefit in the surviving or transferee plan (determined as if such plan were then terminated immediately after such merger, etc.) that is equal to or greater than the benefit he would have been entitled to receive immediately before such merger, etc. in this Plan (had this Plan been terminated at that time). For the purposes hereof, former Participants and Beneficiaries shall be considered Participants.

10.04 DISTRIBUTION OF ACCOUNTS UPON A SALE OF ASSETS OR A SALE OF A SUBSIDIARY

      Upon the disposition by the Company of at least 85% of the assets (within the meaning of Section 409(d)(2) of the Code) used by the Company in a trade or business or upon the disposition by the Company of its interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code), Income Deferral Contributions, with earnings thereon, may be distributed to those Participants who continue in employment with the employer acquiring such assets or with the sold subsidiary, provided that:

      (a)   the Company maintains the Plan after the disposition,

      (b) the buyer does not adopt the Plan or otherwise become a participating employer in the Plan and does not accept any transfer of assets or liabilities from the Plan to a plan it maintains in a transaction subject to Section 414(l)(1) of the Code, and

      (c) payment is made to the Participant in the form of a lump sum distribution (as defined in Section 402(d)(4) of the Code, without regard to clauses (i) through (iv) of subparagraph (A), subparagraph
            (B), or subparagraph (F) thereof).

10.05 REORGANIZATIONS

      No Plan termination will occur solely as a result of the judicially declared bankruptcy or insolvency of the Company or any participating Affiliated Company, or the dissolution, merger, consolidation or reorganization of the Company or any participating Affiliated Company, or the sale by the Company or any participating Affiliated Company of all or substantially all of its assets, or the termination or complete discontinuance of contributions by any Company. However, arrangements may be made with the consent of the Company whereby the Plan will be continued by any successor to the Company or any participating Affiliated Company or any purchaser of all or substantially all of its assets, in which case the successor or purchaser will be substituted for the Company or any participating Affiliated Company under the Plan and the Trust Agreement; provided that, if the Company or any participating Affiliated Company is merged, dissolved, or in any other way organized into, or consolidated with, any other employer, the Plan as applied to the Company or any participating Affiliated Company will automatically continue in effect without a termination thereof.

ARTICLE 11. GENERAL PROVISIONS

11.01 APPLICABLE LAW


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

      This Plan shall be construed, regulated and administered under the laws of the State of Illinois, except where ERISA controls.

11.02 NONALIENATION

      (a) Except as required by applicable law or by paragraph (c), no benefit under the Plan shall in any manner be anticipated, assigned or alienated, and any attempt to do so shall be void. However, payment shall be made in accordance with the provisions of any judgment, decree, or order which:

            (i) creates for, or assigns to, a spouse, former spouse, child or other dependent of a Participant the right to receive all or a portion of the Participant's benefits under the Plan for the purpose of providing child support, alimony payments or marital property rights to that spouse, child or dependent,

            (ii)  is made pursuant to a State domestic relations law,

            (iii) does not require the Plan to provide any type of benefit, or any option, not otherwise provided under the Plan, and

            (iv) otherwise meets the requirements of Section 206(d) of ERISA, as amended, as a qualified domestic relations order, as determined by the Committee.

      (b) Notwithstanding anything herein to the contrary, if the amount payable to the alternate payee under the qualified domestic relations order is $5,000 or less such amount shall be paid in one lump sum as soon as practicable following the qualification of the order. If the amount exceeds $5,000, it may be paid as soon as practicable following the qualification of the order if the qualified domestic relations order so provides and the alternate payee consents thereto; otherwise it may not be payable before the earliest of (i) the Participant's termination of employment, (ii) the time such amount could be withdrawn under Article 7 or (iii) the Participant's attainment of age 50.

            (c) A Participant's benefit under the Plan shall be offset or reduced by the amount the Participant is required to pay to the Plan under the circumstances set forth in Section 401(a)(13)(C) of the Code.

11.03 SEVERABILITY OF PROVISIONS

      If any provision of this Plan shall be held invalid and unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provisions had not been included.

11.04 FACILITY OF PAYMENT

      If the Committee shall find that a Participant or other person entitled to a benefit is unable to care for his affairs because of illness or accident or because he is a minor, the Committee may direct that any benefit due him, unless claim shall have been made for the benefit by a duly appointed legal representative, be paid to his spouse, a child, a parent or other blood relative, or to a person with whom he resides. Any payment so made shall be a complete discharge of the liabilities of the Plan for that benefit.

11.05 GENDER AND NUMBER

      Except where otherwise clearly indicated by context, the masculine and the neuter shall include the feminine and the neuter, the singular shall include the plural, and vice-versa.

11.06 CONDITIONS OF EMPLOYMENT NOT AFFECTED BY PLAN

      The establishment of the Plan shall not confer any legal rights upon any Associate or other person for a continuation of employment, nor shall it interfere with the rights of the Company to discharge any Associate and to treat him without regard to the effect which that treatment might have upon him as a Participant or potential Participant of the Plan.

11.07 ERRONEOUS ALLOCATIONS

      Notwithstanding any provision of the Plan to the contrary, if a Participant's Account is credited with an erroneous amount due to a mistake in fact or law, the Committee shall adjust such Account in such equitable manner as it deems appropriate to correct the erroneous allocation.

11.08 ADDITIONAL PARTICIPATING EMPLOYERS

      (a) If any company is or becomes an United States subsidiary of or Associated with the Company, the Board of Directors may include the Associates of that subsidiary or Associated company in the membership of the Plan upon appropriate action by that company necessary to adopt the Plan. In that event, or if any persons become Associates of the Company as the result of merger or consolidation or as the result of acquisition of all or part of the assets or business of another company, the Board of Directors shall determine to what extent, if any, previous service with the subsidiary, Associated or other company shall be recognized under the Plan, but subject to the continued qualification of the trust for the Plan as tax-exempt under the Code.

      (b) Any subsidiary or Associated company may terminate its participation in the Plan upon appropriate action by it. In that event the funds of the Plan held on account of Participant in the employ of that company, and any unpaid balances of the Accounts of all Participants who have separated from the employ of that company, shall be determined by the Committee. Those funds shall be distributed as provided in Section 10.02 if the Plan should be terminated, or shall be segregated by the Trustee as a separate trust, pursuant to certification to the Trustee by the Committee, continuing the Plan as a separate plan for the Associates of that company under which the board of directors of that company shall succeed to all the powers and duties of the Board of Directors, including the appointment of the members of the committee.

ARTICLE 12. TOP-HEAVY PROVISIONS

The provisions of this Article shall become applicable under the circumstances described in the following special provisions. In the event that the provisions contained in this Article are inconsistent with the terms contained in the remainder of the Plan, the provisions contained in this Article shall take precedence.

12.01 TOP-HEAVINESS DEFINED

      (a) For purposes of this Article, the Plan shall be "top-heavy" if, as of the Determination Date,

            (i) the value of the aggregate of the account balances under the Plan for key employees exceeds 60% of the value of the aggregate of the Account balances under the Plan for all Associates, or

            (ii) the Plan is part of a required aggregation group, and the sum of the present values of the cumulative account balances and the aggregate present values of accrued benefits of key employees in all plans in the required aggregation group exceeds 60% of a similar sum determined for all Associates. Notwithstanding the results of the said 60% test, the Plan shall not be considered top-heavy for any Plan Year in which the Plan is in a required aggregation group or the Company elects to treat the Plan as a part of a permissive aggregation group and such group is not determined to be top-heavy.

      (b) For purposes of this Article, the following terms shall be interpreted according to the definitions assigned to them:

            (i) "Account balance" means the sum of (i) the balance of a Participant's Accounts as of the most recent Valuation Date occurring within the 12-month period ending on the determination date, and (ii) the value of any contributions actually made after the Valuation Date but on or prior to the determination date. The term shall include the aggregate distributions made with respect to such Participant under the Plan during the five-year period ending on the determination date but shall not include any qualifying rollover distributions (or similar transfers) initiated by the Associate, and shall not include the account balance of a non-key employee who was a key employee for any prior Plan Year, or the account balance of any Participant who has not performed services for the Company during the five-year period ending on the determination date.

            (ii) "Compensation" means the amount paid to the Associate by the Company as stated on the Associate's Form W-2 for the calendar year that ends with or within the applicable Plan Year, but such amount shall be deemed not to exceed the Annual Dollar Limit.

            (iii) "Defined benefit plan" means a qualified pension plan which is not a defined contribution plan; however, in the case of a defined benefit plan which provides a benefit which is based partly on the balance of the separate account of a Participant, that plan shall be treated as a defined contribution plan to the extent benefits are based on the separate account of a Participant and as a defined benefit plan with respect to the remaining portion of the benefits under the plan.

            (iv) "Defined contribution plan" means a qualified plan which provides for an individual account for each Participant and for benefits based solely upon the amount contributed to the Participant's account, and any income, expenses, gains and losses, and any forfeitures of accounts of other Participants which may be allocated to that Participant's accounts, subject to (iii) above.

            (v) "Determination date" means the last day of the preceding Plan Year, or in the case of the first Plan Year, the last day of that Plan Year.

            (vi) "5% owner of the Company" means any person who either directly or constructively (as defined in Section 318 of the Code) owns more than 5% of either the value of the outstanding stock of the Company or the total combined voting power of all of the Company's stock.

            (vii) Associate includes such Beneficiary or beneficiaries who obtain an interest in the Plan by Beneficiary designation, will, devise or through the laws of intestacy.

           (viii) "Key Employee" means any Associate or former Associate in this Plan who, at any time during the Plan Year ending on the determination date, or during any of the four preceding Plan Years which began after 1982, was:

                  (A)   An officer of the Company,

                  (B)   A 5% owner of the Company,

                  (C)   One of the top ten owners of the Company, or

                  (D) A 1% owner of the Company having an annual compensation of more than $150,000.

                  The term shall also include beneficiaries of key employees.

            (ix) "Non-key employee" means any Associate who is not a key employee.

            (x) "Officer" means at any time during the Plan Year or any four preceding Plan Years an Associate who serves as an administrative executive for the

                  Company or an Affiliated Company on a regular and continuous basis and during the applicable year has annual compensation from the Company or an Affiliated Company greater than 50% of the amount in effect under Section 415(b)(1)(A) of the Code. The maximum number of Associates who shall be deemed to be officers for purposes of this Article shall be the lesser of:

                  (A)   50, or

                  (B)   The greater of 3, or 10% of all Associates.

                  If the actual number of officers of the Company exceeds the maximum number of Associates who are deemed to be officers hereunder, the maximum number of officers for purposes of this Article shall include those officers who had the highest one-year compensation while serving as an officer of the Company during any applicable Plan Year.

            (xi) "1% owner of the Company" means any person, who either directly or constructively (as defined in Section 318 of the Code) owns more than 1% of either the outstanding stock of the Company or the total combined voting power of all of the Company's stock.

           (xii) "Permissive aggregation group" means each qualified plan in the required aggregation group and any other qualified defined benefit and defined contribution plan of the Company or an Affiliated Company with contributions or benefits at least comparable to the contributions or benefits under this Plan in which all members are non-key employees, if the resulting aggregation group continues to meet the requirements of
                  Section 401(a)(4) and 410 of the Code.

           (xiii) "Required aggregation group" includes:

                  (A) Each qualified defined benefit plan and defined contribution plan of the Company or an Affiliated Company (regardless of whether the Plan terminated within the past five years) in which a key employee is a Participant, and

                  (B) Each other qualified defined benefit and defined contribution plan of the Company or an Affiliated Company which enables any plan described in paragraph
                        (xiii)(A), above, to meet the requirements of Section 401(a)(4) or 410 of the Code.

            (xiv) "Top ten owner" means the 10 Associates who own directly or constructively (as defined in Section 318 of the Code) both more than 1/2% ownership interest in value and the largest percentage ownership interest in value of the Company and any Affiliated Company and during the applicable year have annual compensation from the Company or an Affiliated Company greater than 100% of the amount in effect under Section 415(c)(1)(A) of the Code.

12.02 COMPANY CONTRIBUTIONS

      The following provisions shall be applicable to Participants for any Plan Year with respect to which the Plan is top-heavy:

      (a) If the required minimum contribution is not provided by the Plan for any Participant who is a non-key employee, then in each Plan Year, in addition to the contributions otherwise provided under the Plan, the Company shall make contributions on behalf of any such Participant (or each Associate eligible to become a Participant) who is a non-key employee and who has not separated from service as of the last day of the Plan Year (regardless of whether the non-key employee elects to make Income Deferral Contributions) which, when added to the Company contributions allocated to his Matching Account for the Plan Year (and not needed to meet the Contribution

            Percentage Test) will be equal to a percentage of the Participant's compensation for the Plan Year, that percentage to be the lesser of 3% or the percentage rate, determined for the key employee for whom that percentage is the highest, equivalent to the fraction the numerator of which is the contribution allocated to that key employee in accordance with this Section 12.02 and the denominator of which is the compensation of the key employee for that Plan Year.

      (b) For purposes of this Section 12.02, all defined contribution plans required to be included in a required aggregation group shall be treated as one plan. This Section 12.02 shall not apply if this Plan is required to be included in a required aggregation group under
            Section 12.01 and if this Plan enables a defined benefit plan required to be included in such group to meet the requirements of
            Section 401(a)(4) or 410 of the Code.

      (c) Notwithstanding the foregoing provisions, no minimum contribution shall be made with respect to a Participant (or an Associate eligible to become a Participant) if the required minimum benefit under Section 416(c)(1) of the Code is provided under a Company sponsored defined benefit plan.

12.03 IMPACT ON MAXIMUM BENEFITS

      For any Plan Year in which the Plan is a top-heavy plan, Section 3.10 shall be read by substituting the number "1.0" for the number "1.25" wherever it appears therein except such substitution shall not have the effect of reducing any benefit accrued under a defined benefit plan sponsored by the Company prior to the first day of the Plan Year in which this provision becomes applicable.

I, Diane T. Nauer, Secretary of TruServ Corporation, hereby certify that the attached document is a correct Copy of the TruServ Corporation Savings and Compensation Deferral Plan, as amended and restated as of January 1, 1998.

         Dated this 28th day of February, 2002.


/s/ DIANE T. NAUER
-----------------------------
Secretary as Aforesaid
(Corporate Seal)

                                  SUPPLEMENT A

                                       TO

                               TRUSERV CORPORATION

                     SAVINGS AND COMPENSATION DEFERRAL PLAN

The following Sections of the Plan shall apply to the Plan, the Coast Plan and the SERVISTAR Plan effective as of the indicated dates prior to January 1, 1998 as a part of such plans as each had existed prior to January 1, 1998:

              Plan Section                                   Effective Date
              ------------                                   --------------

                 1.07                                       January 1, 1994

                 1.09                                       January 1, 1997

                 1.27                                       January 1, 1997

                 3.06                                       January 1, 1997

                 3.07                                       January 1, 1997

                 3.12                                       December 12, 1994

                 6.02                                       January 1, 1997

                 6.04(h)                                    January 1, 1997

                               SECOND AMENDMENT OF
                               TRUSERV CORPORATION
                     SAVINGS AND COMPENSATION DEFERRAL PLAN
            (AS AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 1998)

      WHEREAS, TruServ Corporation (the "Company") has established and maintains the TruServ Corporation Savings and Compensation Deferral Plan (the "Plan"); and

      WHEREAS, the Company desires to amend the Plan to reflect: (i) certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001; and
(ii) Final and Temporary Regulations under ss.401(a)(9) of the Internal Revenue Code of 1986, as amended, and intends that this amendment be in good faith compliance with the requirements thereof; and

      NOW, THEREFORE, by virtue and in exercise of the power reserved to the Company by Section 10.01 of the Plan and pursuant to the authority delegated to the undersigned officer of the Company by resolution of its Board of Directors, the Plan be and is hereby amended in the following particulars:

1. By substituting the following for Section 1.07 of the Plan:

      "Annual Dollar Limit means $150,000 commencing with the 1994 Plan Year ($200,000 commencing with the 2002 Plan Year). The Annual Dollar Limit shall be adjusted in accordance with Section 401(a)(17)(B) of the Code."

2. By substituting "50%" for "15%" where it appears in Section 3.01(a) of the Plan.

3. By substituting the following for the first sentence of Section 3.01(b) of the Plan:

      "In no event shall the Participant's Income Deferral Contributions and similar contributions made on his behalf by the Company or an Affiliated Company to all plans, contracts, or arrangements subject to the provisions of Section 401(a)(30) of the Code in any calendar year exceed the dollar limitation contained in Section 402(g) of the Code in effect for such taxable year, except to the extent permitted under Section 3.01(e) and Section 414(v) of the Code, if applicable."

4. By adding the following new Section (e) immediately following Section 3.01(d) of the Plan as a part thereof:

      "(e) All Participants who are eligible to make Income Deferral Contributions and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions. A Participant's catch-up contributions shall not be included in his Income Deferral Contributions for purposes of receiving Matching Contributions under Section 3.02. A Participant's catch-up contribution shall be held in the Participant's Deferral Account."

5. By substituting the following for Section 3.03(a) of the Plan:

      "(a) With the permission of the Committee and without regard to any limitations on contributions set forth in Article 3, the Plan may receive from a Participant, or an Associate who has not yet met the eligibility requirements for membership, in cash, any amount (other than after-tax employee contributions) previously received (or deemed to be received) by him from a qualified plan described in Section 401(a) or 403(a) of the Code. In addition, at the time and in the manner prescribed by the Committee, the Plan may also receive from such Participant or Associate, any amount (other than after-tax employee contributions) received (or deemed to be received) by him from an annuity contract described in Section 403(b) of the Code, from an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state. The Plan may receive such amount either directly from the Participant or Associate or from an individual retirement account or from a qualified plan in the form of a direct rollover. Notwithstanding the foregoing, the Plan shall not accept any amount unless such amount is eligible to be rolled over to a qualified trust in accordance with applicable law and the Participant provides evidence satisfactory to the Committee that such amount qualifies for rollover treatment. Unless received by the Plan in the form of a direct rollover, the Rollover Contribution must be paid to the Trustee on or before the 60th day after the day it was received by the Participant. No `rollover amount' will be accepted, directly or indirectly, from an individual retirement account to which the Associate contributed on his own behalf or which consists, in whole or in part, of insurance contracts."

6. By adding the following to the end of Section 3.08 of the Plan as a part thereof:

      "This Section 3.08 shall not be effective for Plan Years beginning on or after January 1, 2002."

7. By substituting the following for Section 3.10(a) of the Plan:

      "Notwithstanding the provisions of Sections 3.01 or 3.02 and except to the extent permitted under Section 3.01(e) and Section 414(v) of the Code, in no event shall the `annual addition' to the Participant's Account for any Plan Year (which shall be the `limitation year'), when added to the Participant's `annual addition' for that Plan Year under any other qualified defined contribution plan of the Company and an Affiliated Company, exceed the lesser of $40,000 (as revised for the Adjustment Factor) or 100% of such Participant's compensation (within the meaning of Section 415(c)(3) of the Code) for that Plan Year. The compensation limit above shall not apply to any contribution for medical benefits after separation from Service (within the meaning of Sections 401(h) or 419A(f)(2) of the Code) which is otherwise treated as an annual addition under
Section 3.10(b)."

8. By adding the following immediately following the third sentence of Section
6.02 and the fourth sentence of Section 6.04(h) of the Plan as parts thereof:

      "Notwithstanding any provision of the Plan to the contrary (including any provisions of this Section), with respect to distributions under the Plan made for calendar years beginning on or after January 1, 2003 pursuant to Section 401(a)(9) of the Code, the Plan will apply the minimum distribution requirements set out in Section 6.08."

9. By substituting the following for the first sentence of Section 6.03 of the
Plan:

      "Notwithstanding any provision of the Plan to the contrary, a lump sum payment shall be made in lieu of all vested benefits if the value of the Participant's nonforfeitable Accrued Benefit (determined without regard to Rollover Contributions (and earnings allocable thereto) within the meaning of Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the
Code) as of his termination of employment or as of any subsequent Anniversary Date is $5,000 or less."

10. By substituting the following for the last sentence of Section 6.07(b) of the Plan:

      "An 'eligible retirement plan' shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from the Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code."

11. By adding the following new Section 6.08 to the end of Article 6 of the Plan as a part thereof:

"6.08 Minimum Distribution Requirements after December 31, 2002

      (a) Requirements of Treasury Regulations Incorporated. All distributions after December 31, 2002 required under this Section 6.08 will be determined and made in accordance with the Treasury Regulations under Section 401(a)(9) of the Code.

      (b) TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Section 6.08, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (`TEFRA') and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

      (c) Time and Manner of Distributions.

            (i) Required Beginning Date. The Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's required beginning date.

            (ii) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant's entire interest will be distributed, or begin to be distributed, no later than as follows:

                  (A) If the Participant's surviving spouse is the Participant's sole designated Beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

                  (B) If the Participant's surviving spouse is not the Participant's sole designated Beneficiary, then distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

                  (C) If there is no designated Beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

                  (D) If the Participant's surviving spouse is the Participant's sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this
                        Section 6.08(c)(ii), other than Section 6.08(c)(ii)(A), will apply as if the surviving spouse were the Participant.

                  (E) If the Participant or his designated Beneficiary so elects no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under Sections (A) or (B) above, or by September 30 of the calendar year which contains the fifth anniversary of the Participant's (or, if applicable, surviving spouses) death, such Participant or Beneficiary will receive the Participant's entire interest by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

      For purposes of this Section 6.08(c)(ii) and Section 6.08(e), unless
      Section 6.08(c)(ii)(D) applies, distributions are considered to begin on the Participant's required beginning date. If Section 6.08(c)(ii)(D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 6.08(c)(ii)(A). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant's required beginning date (or to the Participant's surviving spouse before the date distributions are required to begin to the surviving spouse under Section 6.08(c)(ii)(A)), the date distributions are considered to begin is the date distributions actually commence.

            (iii) Forms of Distribution. Unless the Participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 6.08(d) and (e). If the Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury Regulations.

      (d) Required Minimum Distributions During Participant's Lifetime.

            (i) Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant's lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

                  (A) the quotient obtained by dividing the Participant's Account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant's age as of the Participant's birthday in the distribution calendar year; or

                  (B) if the Participant's sole designated Beneficiary for the distribution calendar is the Participant's spouse, the quotient obtained by dividing the Participant's Account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the distribution calendar year.

            (ii) Lifetime Required Minimum Distributions Continue Through Year of Participant's Death. Required minimum distributions will be determined under this Section 6.08(d) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the participant's date of death.

      (e) Required Minimum Distributions After Participant's Death.

                  (i) Death On or After Date Distributions Begin.

                  (A) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant's designated Beneficiary, determined as follows:

                        (I) The Participant's remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

                        (II) If the Participant's surviving spouse is the Participant's sole designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant's death using the surviving spouse's age as of the spouse's birthday in that year. For distribution calendar years after the year of the surviving spouse's death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year.

                        (III) If the Participant's surviving spouse is not the
                              Participant's sole designated Beneficiary, the designated Beneficiary's remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

                  (B) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account balance by the Participant's remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

            (ii) Death Before Date Distributions Begin.

                  (A) Participant Survived by Designated Beneficiary. Except as provided in Section 6.08(c)(ii)(E), if the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account balance by the remaining life expectancy of the Participant's designated Beneficiary, determined as provided in
                        Section 6.08(e)(i).

                  (B) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

                  (C) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant's surviving spouse is the Participant's sole designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 6.08(c)(ii)(A), this
                        Section 6.08(e)(ii) will apply as if the surviving spouse were the Participant."

      (f) Definitions.

            (i) Designated Beneficiary. The designated Beneficiary is the individual who is designated as the Beneficiary under Section 1.10 of the Plan and is the designated beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.

            (ii) Distribution calendar year. A distribution calendar year is a calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 6.08(c). The required minimum distribution for the Participant's first distribution calendar year will be made on or before the Participant's required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant's required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

            (iii) Life expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

            (iv) Participant's Account balance. A Participant's Account balance is the Account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

            (v) Required beginning date. A Participant's required beginning date is the April 1 of the calendar year following the later of

                  (I) the calendar year in which the Participant attains age 70
            1/2, or

                  (II) if the Participant is not a 5% owner (as defined in
            Section 416(i) of the Code) with respect to the Plan Year ending in the calendar year in which the Participant attains age 70 1/2, the calendar year in which the Participant retires."

12. By substituting the phrase "6 months" for the phrase "12 months" where it appears in Section 7.03(f) of the Plan.

13. By substituting the following for Section 12.01(b)(viii) of the Plan:

            "(viii) `Key Employee' means any Associate or former Associate in this Plan who, at any time during the Plan Year ending on the Determination Date, was:

                  (A) An officer of the Company having annual compensation (within the meaning of Code Section 415(c)(3)) greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31,
                        2002),

                  (B)   A 5% owner of the Company, or

                  (C) A 1% owner of the Company having an annual compensation (within the meaning of Code Section 415(c)(3)) of more than $150,000.

            The term shall also include beneficiaries of key employees."

14. By inserting a new Section 12.01(c) immediately following Section 12.01(b) of the Plan as follows:

      "(c) Special Top-Heavy Rule.

            (i) For purposes of determining the present values of Accrued Benefits and the amounts of Account balances of Associates as of the Determination Date, the present values and amounts shall be increased by the distributions made with respect to the Associate under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under
      Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from Service, death, or disability, this provision shall be applied by substituting '5-year period' for '1-year period.'

            (ii) The Accrued Benefits and Accounts of any individual who has not performed Service for the Company during the 1-year period ending on the Determination Date shall not be taken into account."

                                    * * * * *

      Particulars 8 and 11 shall be effective for distributions with required beginning dates after January 1, 2003. Particular 9 shall be effective on January 1, 2003. All remaining particulars shall be effective on January 1, 2002.

      IN WITNESS WHEREOF, Company has caused this amendment to be executed on its behalf by its duly authorized officer this 30th day of December, 2002.

                                       TruServ Corporation


                                       By: /s/ AMY MYSEL
                                          --------------------------------------

                                       Its: Vice President of Human Resources
                                           -------------------------------------


ATTEST:

By: /s/ BILL EVANS
   -------------------------------
Its: Director of Employee Benefits
    ------------------------------